Exhibit (b)(4)

EXECUTION VERSION

Dated 5 May 2017

CNAC (HK) SYNBRIDGE COMPANY LIMITED

as Issuer

and

CHINA NATIONAL CHEMICAL CORPORATION

as Company

and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Trustee

TRUST DEED

constituting

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020 unconditionally and irrevocably

guaranteed by the Company

This Trust Deed is made on 5 May 2017 between:

(1)	CNAC (HK) SYNBRIDGE COMPANY LIMITED (the “Issuer”);

(2)	CHINA NATIONAL CHEMICAL CORPORATION (the “Company”); and

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed including, if applicable, any successor (as defined below)).

Whereas:

(A)	The Issuer, incorporated in Hong Kong, has authorised the issue of U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020 to be constituted by this Trust Deed and which will be unconditionally and irrevocably guaranteed by the Company.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1.	Interpretation

1.1	Definitions: The following expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, as amended, varied, novated or supplemented from time to time, and includes any other agreements related to it approved in writing by the Trustee appointing Successor Agents or amending, varying, novating or supplementing any such agreements;

“Agents” means the Principal Paying Agent, the Registrar, any other Paying Agents and the Transfer Agent or any of them and shall include such other agent or agents as may be appointed from time to time under the Agency Agreement, and references to Agents are to them acting solely through their specified offices;

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which the Issuer is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed or any receiver appointed pursuant to the provisions of the Security Documents;

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction;

“Business Day” means a day, other than a Saturday or a Sunday or a public holiday, on which banks are open for business in Beijing, Hong Kong, Singapore, London and New York City;

“Certificate” means a certificate representing one or more Notes and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Notes and, save in the case of the Global Certificate, being substantially in the form set out in Part A of Schedule 1;

“Clearstream” means Clearstream Banking S.A.;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Conditions” means the terms and conditions which shall be substantially in the form set out in Schedule 2, as modified, with respect to any Notes represented by the Global Certificate, by the provisions of such Global Certificate and shall be endorsed on the relevant Certificate and any reference to a particularly numbered Condition shall be construed accordingly;

“Directors” means members of the management board, supervisory board or general managers’ meeting of the Issuer or, as the case may be, the Company, from time to time;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means an event described in Condition 9;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“FATCA Withholding ” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Certificate” means a Certificate substantially in the form set out in Part A of Schedule 1 representing Notes that are registered in the name of a nominee of the common depositary for Euroclear, Clearstream and/or any other clearing system;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“ISE” means the Irish Stock Exchange plc;

“Noteholder” means a person in whose name a Note is registered in the register of Noteholders (or, in the case of joint holders, the first named thereof). For so long as all of the Notes are represented by a Global Certificate and such Global Certificate is held on behalf of Euroclear and Clearstream, each person who is for the time being shown in the records of Euroclear and Clearstream as entitled to a particular principal amount of such Notes shall be treated as the holder of such aggregate principal amount of such Notes (and the expression “Noteholders” and references to “holding of Notes” and to “holder of Notes” shall be construed accordingly) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the holders) other than with respect to the payment of principal, premium (if any) and interest on such Notes, for which purpose the registered holder of the Global Certificate shall be deemed to be the holder of such principal amount of the Notes;

“Notes” means the U.S$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020 of the Issuer which expression shall, if the context so permits, include the Global Certificate representing the Notes;

“Notice of NDRC Post-issue Filing” means the notice to the Noteholders from the Guarantor confirming the completion of the Cross-Border Security Registration pursuant to Condition 4(e), in the form set out in Schedule 6;

“Notice of SAFE Registration” means the notice to the Noteholders from the Guarantor confirming the completion of the Cross-Border Security Registration pursuant to Condition 4(b), in the form set out in Schedule 8;

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment in accordance with the Conditions, (c) those which have become void or in respect of which claims have become prescribed and (d) those which have been purchased and cancelled as provided in the Conditions, provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders or otherwise to vote on any resolution of the Noteholders or to give directions to the Trustee, (2) the determination of how many and which Notes are outstanding for the purposes of Conditions 9, 12(a), 12(b) and 13 and Schedule 3 and (3) the exercise of any discretion, power or authority whether contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders, those Notes which are beneficially held by or on behalf of any of the Issuer, the Company or any of their respective Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying Agents” means the Principal Paying Agent and any other Paying Agents appointed pursuant to the Agency Agreement, at their respective specified offices, or any Successor Paying Agent;

“Potential Event of Default” means a continuing event or circumstance (being an event or circumstance which has not been remedied to the satisfaction of the Trustee or waived in writing by the Trustee) which could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 9 become an Event of Default;

“PRC” means the People’s Republic of China, which for the purpose of this Trust Deed, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

“Principal Paying Agent” means The Hongkong and Shanghai Banking Corporation Limited at its specified office at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong, or any Successor Principal Paying Agent;

“Registrar” means The Hongkong and Shanghai Banking Corporation Limited at its specified office at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong, or any Successor Registrar;

“Relevant Period” has the meaning set out in Condition 4;

“SAFE” means the State Administration of Foreign Exchange of the PRC;

“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office notified in writing to the Trustee and notified to Noteholders pursuant to Clause 6.13;

“Subsidiary” has the meaning set out in Condition 4;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 6.13;

“this Trust Deed” means this Trust Deed (as from time to time amended, varied, novated and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so amended, varied, novated and/or supplemented) and expressed to be supplemental to this Trust Deed;

“Transfer Agent” means the Transfer Agent appointed under the Agency Agreement, or any Successor Transfer Agent; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

1.2.2	“U.S. dollars” or “U.S.$” are to the lawful currency for the time being of the United States of America;

1.2.3	Clauses are references to Clauses of this Trust Deed unless otherwise stated; and

1.2.4	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights includes references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Contracts (Rights of Third Parties) Act 1999: No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy which exists or is available apart from such Act.

1.6	The Conditions: In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning when used in this Trust Deed.

1.7	Amended Documents: Save where the contrary is indicated, any reference in this Trust Deed to any other agreement or document shall be construed as a reference to such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

1.8	Time: Unless otherwise expressly stated, all references in this Trust Deed, the Conditions and the Agency Agreement to times of the day are to Hong Kong time, and wherever this Trust Deed, the Conditions, the Agency Agreement or any other relevant document contemplates that any action will be taken or any function will be performed by the Trustee, such action or function shall, unless otherwise expressly stated, be taken or performed during business hours on days (other than Saturdays, Sundays and public holidays) on which banks are open for business in Hong Kong.

1.9	Statutory Modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification of re-enactment.

2.	Amount of the Notes and Covenant to Pay

2.1	Amount of the Notes: The aggregate principal amount of the Notes is limited to U.S.$2,000,000,000.

2.2	Covenant to Pay: The Issuer will on any date when any Notes become due to be redeemed unconditionally pay to or to the order of the Trustee in U.S. dollars in same day funds the principal amount of the Notes becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay to or to the order of the Trustee interest on the principal amount of the Notes outstanding as set out in the Conditions provided that

(1) subject to the provisions of Clause 2.4, payment of any sum due in respect of the Notes made to or to the order of the Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders under the Conditions and (2) a payment made after the due date or pursuant to Condition 9 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 6.11), except to the extent that there is failure in its subsequent payment to the relevant Noteholders under the Conditions.

The Trustee will hold the benefit of (i) this covenant, (ii) the other covenants of the Issuer and Company set out in this Trust Deed and the Conditions, (iii) the Deed of Guarantee and (iv) the security created pursuant to the Security Documents, on trust for the Noteholders on the terms and subject to the Conditions of this Trust Deed.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Notes by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.4.1	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law or regulation:

(i)	to act as agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes and all moneys, documents and records held by them in respect of Notes to the order of the Trustee; or

(ii)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Notes to the Trustee or as the Trustee directs in such notice or subsequently (provided that such notice shall not be deemed to apply to any documents and records which the relevant Agent is obligated not to release by any applicable law or regulation); and

2.4.2	by notice in writing to the Issuer, require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.2 above shall cease to have effect.

2.5	Cancellation of Notes: The Issuer or the Company shall procure the delivery of a certificate of cancellation to the Trustee detailing all Notes redeemed, converted or purchased by the Issuer or the Company, as the case may be.

3.	Form of the Notes

3.1	The Global Certificate: Upon issue, the Notes will be evidenced by a Global Certificate in registered form in the principal amount of U.S.$2,000,000,000 which shall be registered in the name of a nominee for, and deposited with, a common depositary for Euroclear and Clearstream and will be exchangeable for individual Certificates only in the circumstances set out in the Conditions.

3.2	Form of Certificates: The Certificates in definitive form, if issued, will be printed in accordance with applicable legal and stock exchange requirements and will be substantially in the form set out in Part B of Schedule 1 and endorsed with the Conditions.

3.3	Signature: The Global Certificate shall be signed manually by a Director of the Issuer duly authorised for the purpose and Certificates in definitive form shall be signed manually by a Director of the Issuer duly authorised for the purpose or in facsimile by any duly authorised attorney of the Issuer. Certificates shall be authenticated manually by or on behalf of the Registrar. Notes represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer. In relation to Certificates in definitive form only, the Issuer may use a facsimile signature of a person who at the date of this Trust Deed is such a Director even if at the issue of any Notes he no longer holds that office.

4.	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer will pay (and the Company shall pay if the Issuer fails to do so) any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in Hong Kong and the PRC in respect of the creation, issue and offering of the Notes, the acceleration or enforcement of the Notes and the execution or delivery of this Trust Deed, the Agency Agreement or the Notes. The Trustee shall not be liable to pay any such taxes and duties in any jurisdiction and shall not be concerned with, or obligated or required to enquire into, the sufficiency of any amount paid by the Issuer for this purpose and shall not be liable for any losses as a result of any non-payment by the Issuer of any such taxes and duties in any jurisdiction. The Issuer will also indemnify the Trustee and the Noteholders (and the Company shall if the Issuer fails to do so), on an after tax basis, from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders to enforce the Issuer’s or the Company’s obligations under this Trust Deed or the Notes.

4.2	Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to Hong Kong or the PRC any such authority of or in such territory then the Issuer will give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to Hong Kong or the PRC or references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the Notes will be read accordingly.

5.	Application of Moneys Received by the Trustee

5.1	Declaration of Trust: All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed (whether under the Deed of Guarantee or pursuant to enforcement of the security created under the Security Documents or otherwise) will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2):

5.1.1	first, in payment or satisfaction of all fees, costs, charges and expenses properly incurred and liabilities incurred by the Trustee and its Appointees (including remuneration payable to any of them) in carrying out their functions and/or exercising their rights, powers and discretions under this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents and the Notes and the Agents (for as long as they are acting as agents of, or obliged to act on the instructions of, the Trustee);

5.1.2	secondly, in payment of any amounts owing in respect of the Notes pari passu and rateably;

5.1.3	thirdly, payment of any amounts due and payable to the Agents under the Agency Agreement but unpaid; and

5.1.4	fourthly, in payment of any balance to the Issuer or, if such moneys were received from the Company, the Company.

If the Trustee holds any moneys in respect of Notes which have become void or in respect of which claims have become prescribed, the Trustee will hold them on these trusts.

5.2	Accumulation: Following the security becoming enforceable in accordance with Clause 8.19, if the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Notes of any class under Clause 5.1 shall be less than 10 per cent. of the principal amount of the relevant Notes then outstanding the Trustee may at its election place the same on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. The Trustee may at any time convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise, unless such loss results from the Trustee’s gross negligence, wilful default or fraud. The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the relevant Notes then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied under Clause 5.1. For the avoidance of doubt, the Trustee shall in no circumstances, have any discretion to invest any moneys referred to in this Clause 5.2 in eligible investments or otherwise.

5.3	Investment: Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If such moneys are placed on deposit with a bank or financial institution which is a subsidiary, holding company, affiliate or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer.

6.	Covenants

So long as any Note is outstanding, the Issuer and the Company will each (unless provided otherwise below):

6.1	Undertaking by the Issuer: The Issuer undertakes that so long as any Note remains outstanding, save with the approval of an Extraordinary Resolution of the Noteholders, it shall use all reasonable endeavours to maintain a rating on the Notes by at least one of the Rating Agencies and agrees that it shall not otherwise engage in or undertake any activity other than issuance of the Notes, the performance of all agreements in relation to the Notes and holding the CPS Secured Property and incidental thereto.

6.2	Undertakings in relation to the Guarantee of the Notes: The Company undertakes that it will submit the application to the Beijing Branch of the State Administration of Foreign Exchange (the “SAFE”) for the registration of the Deed of Guarantee in accordance with the Foreign Exchange Administration Rules on Cross-border Security as soon as possible and in any event before the date 15 Registration Business Days after the execution of the Guarantee (the “Cross-border Security Registration”) and complete such registration, as evidenced by an Outbound Guarantee Registration Form issued by SAFE, before the Registration Deadline. The Company further undertakes that on the date the documents comprising the Release Condition (as defined in Condition 6(f)) are delivered to the Trustee, it shall procure that copies of such documents are also delivered to each of the Rating Agencies. In addition, the Company shall procure that within 10 calendar days after the documents comprising the Release Condition have been delivered to the Trustee, the Issuer gives a notice to the Noteholders confirming the completion of the Release Condition. The Trustee shall have no obligation to monitor or ensure the registration of the Deed of Guarantee with SAFE on or before the Registration Deadline and shall not be liable to Noteholders or any other person for not doing so.

6.3	Negative Pledge: So long as any Note remains outstanding, neither the Issuer nor the Company will, and the Company will ensure that none of its Subsidiaries will, create, or have outstanding, any mortgage, charge, lien, pledge, encumbrance, other security interest or other arrangement with similar economic effect (a Security Interest) other than a Permitted Security Interest upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or to secure any guarantee or indemnity in respect of any Relevant Indebtedness, without at the same time or prior thereto according to the Notes (i) the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (ii) such other security as shall be approved by an Extraordinary Resolution of the Noteholders.

6.4	Financial Statements and Notices of Default: So long as any Note remains outstanding, the Company shall send to the Trustee:

6.4.1	as soon as practicable after their date of publication and in any event not more than 135 calendar days after the end of each Relevant Period, two copies of the Company Audited Financial Reports (audited by an internationally or nationally recognised firm of independent accountants) prepared and presented in accordance with accounting principles generally accepted in, and pursuant to the relevant laws of, the PRC, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants, together with a certificate signed by a director or duly authorised officer of the Company certifying that such translation is complete and accurate; and

6.4.2	as soon as practicable after their date of publication and in any event not more than 90 calendar days after the end of each Relevant Period, two copies of the Company Unaudited Financial Reports prepared on a basis consistent with Company Audited Financial Reports, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants together with a certificate signed by a director or duly authorised officer of the Company certifying that such translation is complete and accurate;

provided that, if at any time the Capital Stock of the Company is listed for trading on a recognised stock exchange, the Company may make available to the Trustee, as soon as they are available but in any event not more than 10 calendar days after any financial or other reports of the Company are filed with any recognised exchange on which the Company’s Capital Stock is at any time listed for trading, true and correct copies of any financial or other report filed with such exchange in lieu of the reports identified in clauses (i) and (ii) above, if such financial or other report is in the English language.

So long as any of the Notes remains outstanding, the Company will file with the Trustee, as soon as possible and in any event within 10 calendar days after the Company becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes, or which, after notice or lapse of time or both, would become, an Event of Default and a director’s certificate of the Company setting forth the details thereof and the action the Company is taking or proposes to take with respect thereto.

6.5	NDRC Registration:

6.5.1	the Company undertakes to file or cause to be filed with the NDRC the requisite information and documents within the timeframe prescribed by the NDRC after the Issue Date (as defined under Condition 4) in accordance with the circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations [2015]2044 ) issued by the NDRC and which came into effect on 14 September 2015 and any implementation rules as issued by the NDRC from time to time (the “NDRC Post-issue Filing”); and

6.5.2	The Company shall within 15 Registration Business Days after submission of the NDRC Post-issue Filing, provide the Trustee with a certificate in English in substantially the form set out in Schedule 5 hereto signed by an authorised signatory of the Company confirming the submission of the NDRC Post-issue Filing and having attached to it documents evidencing submission of the NDRC Post-issue Filing.

6.6	IPO only by Convertible Preference Share Issuer; Issuer is special purpose vehicle:

The Company undertakes that for so long as the Notes are outstanding it will not permit the Issuer to engage in or undertake any activity other than issuance of the Notes, the performance of all agreements in relation to the Notes and holding the CPS Secured Property and incidental thereto.

The Company also undertakes that for so long as the Notes are outstanding::

(i)	it will not permit any Subsidiary to apply for first admission to trading and listing in its ordinary shares on any stock exchange before 5 May 2018; and

(ii)	other than where the CPS Secured Property has been replaced with Approved Substitute Secured Property in accordance with this Condition, on and after 5 May 2018 it will only permit the Preference Share Issuer and no other Subsidiary of the Company to apply for first admission to trading and listing in its ordinary shares on any stock exchange, and in the event of such a first admission to trading and listing of the ordinary shares of the Preferences Share Issuer on a stock exchange the Company will procure the delivery of the requisite number of ordinary shares to the Issuer in exchange for the Convertible Preference Shares, such ordinary shares to be held subject to the security created by the Issuer Security Agreement..

In the event of an Initial Public Offering by a New ListCo, at the request of the Issuer, the Trustee shall (at the expense of the Issuer) use its reasonable endeavours to co-operate with the Issuer (including, but not limited to, entering into such documents or deeds as may be necessary) to give effect to release the CPS Secured Property against the receipt by the Issuer of the Approved Substitute Secured Property (which shall be held subject to the security created by the Issuer Security Agreement) provided that the Trustee shall not be obliged to co-operate in any such substitution if the Approved Substitute Secured Property or the co-operation in such substitution imposes, in the Trustee’s opinion, more onerous obligations upon it or exposes it to liabilities or reduces its protections.

6.7	Books of Account: keep, and procure that each of their respective Material Subsidiaries keeps, proper books of account and, so far as permitted by applicable law, rules, regulations or orders issued by any regulatory authorities having competent jurisdiction over the Issuer and/or the Company, allow, and procure that each such Material Subsidiary will allow the Trustee and anyone appointed by it access to its books of account at all reasonable times during normal business hours;

6.8	Information: so far as permitted by applicable law, rules, regulations and orders issued by any regulatory authorities having competent jurisdiction over the Issuer and/or the Company, give or procure to be given to the Trustee such opinions, certificates, evidence and information as it requires to perform its functions and/or exercise its duties, trusts, authorities, rights, powers and discretions under this Trust Deed, the Agency Agreement or the Conditions or by operation of law;

6.9	Certificate of Directors: The Company shall send to the Trustee, within 60 days of its annual audited financial statements of the Company being made available to its members, and also within 14 days of any request by the Trustee, a certificate of the Company signed by any one of its Directors that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than five Business Days before the date of the certificate (i) no Event of Default or Potential Event of Default under Condition 9 or Exchange Event or Change of Control had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it; and (ii) the Issuer and the Company have complied with all their obligations under this Trust Deed and the Notes, with such certificates being substantially in the form set out in Part A of Schedule 4. The Trustee need not call for further evidence and shall not be liable to any Noteholder or any other person and shall not be responsible for any liability that may be occasioned by acting or not acting on such a certificate;

6.10	Notices to Noteholders: if it is permitted by any applicable law, rules (including, but not limited to, the Rules Governing the Listing of Securities on the ISE), regulations and orders issued by any regulatory authorities having competent jurisdiction over the Issuer, the Issuer will send to the Trustee not less than five Hong Kong Business Days prior to the date of publication in any other circumstances, the form of each notice to be given to Noteholders and, once given, a copy of each such notice, such notice to be in a form approved by the Trustee (such approval not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA) and a decision as to whether to grant such approval will not be unreasonably delayed;

6.11	Further Acts: so far as permitted by applicable law, rules, regulations and orders issued by any regulatory authorities having competent jurisdiction over the Issuer and/or the Company, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed, the Agency Agreement and the Notes;

6.12	Notice of Late Payment: as soon as practicable and in any event within three Business Days of request by the Trustee, the Issuer will give notice to the Noteholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes made after the due date for such payment;

6.13	Listing and Trading: the Issuer will use all reasonable endeavours to maintain the listing of the Notes on the ISE but, if it is unable to do so, having used all reasonable endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, instead use all reasonable endeavours to obtain and maintain a listing of the Notes and the admission to trading of the Notes on another stock exchange selected by the Issuer and notified in writing to the Trustee and the Noteholders. The Issuer will provide an officers’ certificate to the Trustee certifying that the maintenance of such listing or admission to trading is unduly onerous and that the listing of the Notes and admission to trading of the Notes on another stock exchange shall not be materially prejudicial to the Noteholders;

6.14	Change in Agents: Issuer shall give prompt notice to the Noteholders in accordance with Condition 7(d) of any termination or appointment or change of any Agent or of any change by an Agent of its specified office;

6.15	Company Material Subsidiary Certificate: the Company will give the Trustee, at the same time as each certificate referred to in Clause 6.8 is given, a certificate in the English language signed by one of the Directors of the Company listing those Subsidiaries of the Company which as at the last day of the last financial year of the Company were Material Subsidiaries as defined in Condition 9, and each such certificate of the Company shall, in the absence of manifest error, be conclusive and binding on the Company, the Issuer, the Trustee, the Agents and the Noteholders, with such certificates being substantially in the form set out in Part B of Schedule 4;

6.16	Company Material Subsidiary Change of Status Notification: in the event that an acquisition, disposal, reorganization or any other activity causes a Subsidiary that was previously included in a certificate provided to the Trustee pursuant to Clause 6.14 above to no longer be a Material Subsidiary, the Company will notify the Trustee in writing as soon as practicable of such status change and the date of such change, and each such notification of the Company shall, in the absence of manifest error, be conclusive and binding on the Company, the Issuer, the Trustee, the Agents and the Noteholders;

6.17	Notes Held by Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or, as the case may be, the Company signed by any one of their respective Directors stating the number of Notes held at the date of such certificate by or on behalf of the Issuer or, as the case may be, the Company or its Subsidiaries, and the Trustee may rely conclusively on any such certificate;

6.18	Compliance: comply with, perform and observe, and will procure each of its agents to comply with, perform and observe, all the provisions of this Trust Deed, the Agency Agreement, the Notes and the Conditions relating to any Notes which are expressed to be binding on it and to perform and observe the same.

6.19	Notice of Non-Payment: require the Principal Paying Agent to notify the Trustee if payment is not made as provided in the Agency Agreement;

6.20	Maintain Agents: at all times maintain a Principal Paying Agent, a Registrar and a Transfer Agent in accordance with the Conditions;

6.21	Inspection: make copies of the Trust Deed, the Deed of Guarantee and the Agency Agreement available for inspection to the Noteholders at the specified office of the Trustee (as shown in the Conditions) and at the specified office for the time being of the Principal Paying Agent;

6.22	Rating Downgrade: advise the Trustee of any downgrade in the rating of the Notes; and

6.23	Tax Source and Character of Payments: following the receipt of a request from the Trustee for a determination as to the source and character for U.S. federal income tax purposes of any payment to be made by it pursuant to this Trust Deed, the Agency Agreement or the Conditions to enable the Trustee to determine whether or not it is obliged, in respect of any payments to be made by it hereunder or under, the Agency Agreement or the Conditions or in respect of any Note, to make any FATCA Withholding, to use reasonable efforts to make such determination and to notify the Trustee the outcome of such determination;

6.24	Information Collection and Sharing: The Issuer shall, as soon as reasonably practicable but in any event within ten Hong Kong Business Days upon a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Notes as the Trustee reasonably requests for the purposes of the Trustee’s compliance with Applicable Law and shall notify the Trustee reasonably promptly in the event that it becomes aware that any of the forms, documentations or other information provided by the Issuer is inaccurate in any material respect; provided, however, the Issuer shall not be required to provide any forms, documentation or other information pursuant to this clause to the extent that (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer within the prescribed time frame using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

7.	Remuneration and Indemnification of the Trustee

7.1	Normal Remuneration: So long as any Note is outstanding, the Issuer will pay (and the Company shall pay if the Issuer fails to do so) the Trustee as remuneration for its services as Trustee such sum on such dates in each case as the Issuer and the Trustee may from time to time agree. Such remuneration will accrue from day to day and be payable (in priority to payments to Noteholders) from the date of this Trust Deed until such time when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee. However, if any payment to a Noteholder of moneys due in respect of any Note is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Noteholder is duly made.

7.2	Extra Remuneration: If (i) an Event of Default shall have occurred or a Potential Event of Default shall have been subsisting or the Trustee is notified that an Event of Default has occurred or Potential Event of Default has been subsisting, the Issuer shall pay to the Trustee additional remuneration calculated in accordance with the time cost spent by the Trustee in handling the Event of Default or the Potential Event of Default, and in any case, at the Trustee’s standard charge-out rate notified in writing by the Trustee to the Issuer and the Company immediately after the commencement of such activities outside of the scope of its normal duties, or (ii) an amendment, consent or waiver in connection with the Notes, this Trust Deed, the Agency Agreement, or the Deed of Guarantee at the request of the Issuer or the Company, or an event where the Trustee finds it expedient or necessary or is requested by the Issuer and/or the Company to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay (and the Company shall pay if the Issuer fails to do so) such additional remuneration as the Trustee and the Issuer may agree (based on such daily or hourly rate as the Issuer and the Trustee may agree) or, failing such agreement, as determined by a financial institution of international or regional repute (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of the Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee will be borne by the Issuer (and the Company will ensure that the Issuer will have sufficient funds to do so). The determination of such financial institution or person will be conclusive and binding on the Issuer, the Company, the Trustee and the Noteholders.

7.3	Expenses: The Issuer will also pay or discharge (and the Company shall pay or discharge if the Issuer fails to do so), within ten Business Days of receipt from the Trustee of a demand letter and the receipts or other evidence of payment, all fees, costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the Agency Agreement and the performance of its functions and/or the exercise of its rights, powers and/or discretions under, and in any manner in relation to, this Trust Deed, the Agency Agreement or the Conditions including, but not limited to, legal and travelling expenses and the cost of any agents, delegates and nominees appointed under this Trust Deed and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any legal proceedings or action brought or contemplated by or on behalf of the Trustee against the Issuer or the Company to enforce any provision of or resolve any doubt concerning, or for any other purpose in relation to, this Trust Deed, the Agency Agreement or the Conditions.

7.4	Indemnity: Without prejudice to the rights of indemnity by law given to the Trustee, the Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless (and the Company shall if the Issuer fails to do so) the Trustee, its directors, officers, employees, receivers, attorneys, managers and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses, disbursements, and other liabilities whatsoever (“Losses”), including without limitation the legal fees, costs and expenses of legal advisers and other experts, which may be properly incurred, or may be suffered or brought against such indemnified party as a result of or in connection with (a) their appointment or the execution or involvement hereunder or the exercise of any of their trusts, rights, authorities, discretions, powers or duties hereunder or the taking of any acts in accordance with the terms of this Trust Deed, the Agency Agreement and the Notes, consistent with that of trustees for international note offering of this type; (b) this Trust Deed, the Agency Agreement and the Notes; or (c) any instructions or other direction upon which the Trustee may rely under this Trust Deed, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses properly incurred or suffered by or brought against such indemnified party arise from the fraud, wilful default or gross negligence of such indemnified party. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 7.4.

7.5	Gross Up: All payments by the Issuer under this Trust Deed (other than in respect of the Notes, where the Conditions shall apply) shall be made free of any deduction or withholding, except as required by law, in which case the Issuer shall gross up such payments, so that the net amount received by the Trustee and each other indemnified party is equal to the amount which would otherwise have been receivable by it had no such deduction or withholding been required.

7.6	Continuing Effect: Clause 7 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Notes are no longer outstanding or the Trust Deed has been discharged.

7.7	Payment of Expenses: Any costs or payment made by or indemnity payments to the Trustee will be payable or reimbursable on demand and will carry interest at a rate equal to the Trustee’s cost of funds from the date of such demand or from the date of such payment if made prior to such demand.

7.8	Withholding: The Trustee shall be entitled to deduct FATCA Withholding and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding.

8.	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 and the Trustee Act 2000 and by way of supplement thereto it is expressly declared as follows:

8.1	Advice: The Trustee may engage and consult, at the cost of the Issuer (and the Company shall pay if the Issuer fails to do so), with any legal adviser or financial adviser selected by it. The Trustee may act in good faith on the opinion, advice or report of, or information obtained from, any expert (including without limitation any legal advisers, accountants (including the auditors), financial advisers, financial institutions, valuer, surveyor, banker, broker, auctioneer or any other experts), and the Trustee and each of its directors, officers, employees and agents will not be responsible to anyone for any loss occasioned by so acting in good faith, whether such advice is obtained or addressed to the Issuer, the Company, the Trustee, any Agent or any other person, and whether or not the advice, opinion, report or information, or any engagement letter or other related document, contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information. Any such opinion, advice or information may be sent or obtained by letter, telex, electronic communication or fax and the Trustee and each of its directors, officers, employees and agents will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee may rely without liability to Noteholders on any report, confirmation or certificate or any advice of any legal advisers, accountants, financial advisers, financial institution or any other expert, whether or not obtained by or addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

8.2	Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or any related document or do anything to find out if an Event of Default, Potential Event of Default or a Change of Control has occurred. Until it has express written notice pursuant to this Trust Deed to the contrary, the Trustee may assume that no Event of Default, Potential Event of Default, Exchange Event or Change of Control has occurred and that the Issuer and the Company are each properly and fully performing and complying with all their respective obligations under this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents and the Notes.

8.3	Resolutions of Noteholders: The Trustee will not be responsible or liable to any Noteholder or any other person for having acted in good faith on a resolution purporting (i) to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or (ii) to be a written resolution or Electronic Consent made in accordance with paragraph 21 of Schedule 3, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any meeting or that the resolution was not valid or binding on the Noteholders.

8.4	Certificate Signed by Directors: If the Trustee, in the exercise of its functions, rights, powers and/or discretions under this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents, the Notes or any other document to which the Trustee is a party in its capacity as such, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as conclusive evidence of that fact or the expediency of that act a certificate signed by any one of the Directors of the Issuer or the Company as to that fact or to the effect that, in the opinion of the Issuer or, as the case may be, the Company, that act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any Noteholder or any other person for any loss occasioned by acting on such a certificate.

8.5	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

8.6	Discretion: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience incurred or suffered by any person which may result from their exercise, non- exercise, any delay in such exercise or any delay in giving any direction where the Trustee is seeking such directions or where instructions sought are not provided by the holders of the Notes. Whenever in this Trust Deed, the Conditions, the Agency Agreement, the Deed of Guarantee, the Security Documents or by law, the Trustee shall have discretion or permissive power, it may decline to exercise the same in the absence of approval by the Noteholders. The Trustee shall not be bound to exercise any discretion or power or act at the request or direction of the Noteholders unless it is first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may in its opinion render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

8.7	Agents: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, without the permission of another party, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

8.8	Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, without the permission of another party, delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

8.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

8.10	Forged Certificate and Entry on the Register: The Trustee will not be liable to the Issuer, the Company, any Noteholder or any other person by reason of having accepted as valid, not having rejected or relying on a document, any Certificate or any entry on the Register purporting to be such or issued by the clearing system or its operator and later found to be forged or not authentic.

8.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction or any regulatory body in any jurisdiction or as required by law or regulation, the Trustee shall not be required to disclose to any Noteholder or any other person any financial or other information made available to the Trustee by the Issuer or the Company, and no one shall be entitled to take any action to obtain from the Trustee such information, nor shall such information be disclosed to any third party (other than any of the Trustee’s financial, legal or other professional advisers or the Issuer’s or the Company’s accountants and financial, legal or other professional advisers).

8.12	Determinations Conclusive: The Trustee has full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed, the Agency Agreement and the Conditions. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind all parties.

8.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method, as at such date and at a rate as may be specified by the Trustee. Any rate, method and date so specified will be binding on the Issuer, the Company and the Noteholders.

8.14	Events of Default: The Trustee may (but is not obliged to) determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination will be conclusive and binding on the Issuer, the Company and the Noteholders. If the Trustee is unable in its absolute discretion to determine whether an Event of Default or Potential Event of Default is capable or incapable of remedy and/or an event is materially prejudicial to the interests of the Noteholders, it may call for and rely on an Extraordinary Resolution of the Noteholders to make such determination and the Trustee shall not be obliged to make any determination unless it has been indemnified and/or secured and/or pre-funded to its satisfaction. The Trustee shall not be responsible or liable for any loss or liability incurred by any person for any loss arising from any such determination or, as the case may be, a failure to make such a determination.

8.15	Payment for and Delivery of Notes: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

8.16	Notes Held by the Issuer etc.: In the absence of express written notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.15) that no Notes are for the time being beneficially held by or on behalf of the Issuer, the Company or their respective Subsidiaries.

8.17	Responsibility for Agents etc.: If the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed under Clauses 8.5, 8.7, 8.8 and 8.9 (an “Appointee”), it will not have any obligation to supervise or monitor the Appointee and the Trustee will not be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s acts, omissions, negligence, misconduct or default or the acts, omissions, negligence, misconduct or default or the misconduct or default of any substitute appointed by the Appointee or any director, officer, employee or agent of such Appointee or such substitute.

8.18	Interests of Holders through Clearing Systems: In considering the interests of Noteholders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may call for and rely on any certificate or information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Certificate and may consider such interests as if such accountholders were the holders of the Notes represented by the Global Certificate.

8.19	Enforcement: The Trustee may, at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to the Issuer and/or the Company to declare the Notes due and payable and/or to enforce the terms of this Trust Deed, the Deed of Guarantee, the Agency Agreement and the Notes and, at any time after the Notes have become due and repayable (but only after 5 May 2018), enforce the security in respect of the Secured Property created pursuant to the Security Documents in accordance with the terms of the Security Documents. However, the Trustee shall not be under any obligation to exercise such discretion or take any such action or proceedings against the Issuer and/or the Company unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least 25 per cent. in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable and may do so without having regard to the effect of such action on individual Noteholders.

8.20	Documents: The Trustee shall not be liable to the Issuer, the Company, any Noteholder or any other person if without gross negligence, wilful default or fraud on its part it has taken or omitted to take any action in reliance on any document, certificate or communication believed by it in good faith to be genuine and to have been presented or signed by the proper person.

8.21	Interests of Noteholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed, the Deed of Guarantee or the Security Documents), the Trustee shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim from the Issuer, the Company or the Trustee any indemnification or payment of any tax arising in consequence of any such exercise upon individual Noteholders.

8.22	Consent: Any consent or approval to be given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

8.23	Compliance: The Conditions shall be binding on the Issuer, the Company and the Noteholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Company under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

8.24	Error of Judgment: The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

8.25	Trustee not Responsible: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed, the Notes, the Deed of Guarantee, the Security Documents or any other document relating thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or the Notes, the Deed of Guarantee, the Security Documents or any other document relating thereto. In addition, subject to Section 750 and 751 of the Companies Act 2006, notwithstanding anything to the contrary in this Trust Deed, the Notes, the Deed of Guarantee, the Security Documents or any other document relating thereto, the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions, or be liable to any person for any matter or thing done or omitted in any way, hereunder or thereunder, save to the extent resulting from the gross negligence, wilful default or fraud of the Trustee.

8.26	Responsibility for Statements: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents and any offering document in relation to the Notes or any other agreement or document relating to the transactions contemplated (and shall be entitled to assume the accuracy and correctness thereof) or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents or under such other agreement or document.

8.27	Legal Opinions: The Trustee shall have no responsibility to Noteholders or any other person in the event that it fails to request, require or receive any legal opinion relating to the Notes, this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents or any other relevant document or matter or for the content of any legal opinion.

8.28	Freedom to Refrain: Notwithstanding anything else contained herein and other documents to which it is a party, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction, any court order or arbitral award or any directive or regulation or fiscal requirement of any agency or any state or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or which would or might otherwise render it liable to any person or which it would not have the power to do in that jurisdiction and may do anything which is, in its opinion, necessary to comply with any such law, court order, arbitral award, directive or regulation.

8.29	No Obligation to Monitor: The Trustee shall be under no obligation to check or verify the accuracy and correctness of any information provided to it or to monitor or supervise the functions or performance of the Issuer, the Company or any other person under this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents, the Notes or any other agreement or document relating to the transactions herein or therein contemplated and, for the avoidance of doubt, shall be under no obligation to monitor any performance of the Issuer and/or the Company, as the case may be. The Trustee shall not be responsible to Noteholders for any loss arising from any failure to do so.

8.30	Ratings: The Trustee shall have no responsibility whatsoever to the Issuer, the Company, any Noteholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency and the Trustee may rely conclusively on any such confirmation given by a rating agency.

8.31	Consequential Losses: Notwithstanding any other term or provision of this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents or the Conditions or other documents to which it is a party to the contrary, the Trustee shall not be liable under any circumstances for special or punitive damages, indirect or consequential loss or damages of any kind whatsoever (including without limitation loss of profits), whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, reputation, business opportunity or anticipated saving whether arising directly or indirectly and whether or not foreseeable, even if the Trustee is actually aware or has been advised of the likelihood of such special or punitive damages, indirect or consequential loss or damages and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 8.31 shall survive the termination of expiry of this Trust Deed and/or the resignation or removal of the Trustee but this Clause 8.31 shall not apply in the event that a court with jurisdiction determines that the Trustee has acted fraudulently or to the extent the limitation of such liability would be precluded by virtue of Sections 750 and 751 of the Companies Act 2006.

8.32

Force Majeure: Notwithstanding anything to the contrary in this Trust Deed, the Conditions, the Deed of Guarantee, the Security Documents or the Agency Agreement, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations or the exercise of its rights hereunder or thereunder if it is prevented from so performing its obligations or exercising its rights by circumstances beyond the control of the Trustee, including without limitation, nationalisation, expropriation, any existing or future law, order or regulation, any existing or future act of governmental authority, supranational or regulatory body, regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations, market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems, natural disasters or act of God, flood, fire, war whether declared or undeclared, terrorism, insurrection, revolution, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or the SWIFT system.

8.33	Right to Deduct or Withhold: Notwithstanding anything contained in this Trust Deed, the Deed of Guarantee, the Security Documents, the Conditions or any other document, to the extent required by any Applicable Law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its own remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than its own remuneration as herein provided for) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

8.34	Consolidation, Amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or the Company, or any sale or transfer of all or substantially all of the assets of the Issuer or the Company or the form or substance of any plan relating thereto or the consequences thereof to any Noteholder.

8.35	Expenditure of Trustee’s Own Funds: No provision of this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents or the Conditions shall require the Trustee to do anything which may cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights, powers, authority or discretion hereunder, if it believes that repayment of such funds or satisfactory indemnity and/or security and/or pre-funding against such risk or liability is not assured to it.

8.36	Trustee Not Responsible to Investigate: Each party (including each holder of the Notes) shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of each of the Issuer and the Company, and the Trustee shall not at any time have any responsibility or liability for the same and no party (including each holder of the Notes) shall rely on the Trustee in this respect.

8.37	Not Responsible for Listing Obligations: Nothing in this Trust Deed, the Deed of Guarantee, the Security Documents, the Conditions or any other document shall require the Trustee to assume an obligation of the Issuer or any other person arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent authority).

8.38	Professional Charge: Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for its time, business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents and the Notes and any incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement, the Deed of Guarantee, the Security Documents and the Notes, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

8.39	Illegality: No provisions of this Trust Deed, Agency Agreement, the Deed of Guarantee, the Security Documents or the Conditions shall require the Trustee to (a) do anything which may be illegal or contrary to applicable law or regulation (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), (b) do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder, if it believes that repayment of such funds or adequate indemnity against such risk or the liability is not assured to it or it is not indemnified and/or secured and/or pre-funded to its satisfaction against such liability.

8.40	NDRC Registration: The Trustee shall have no obligation or duty to monitor or ensure the completion of the NDRC Post-issue Filing on or before the deadline referred to above or to verify the accuracy, validity and/or genuineness of any certificate, confirmation, or other documents in relation to or in connection with the NDRC Post-issue Filing or to give notice to the Noteholders confirming the completion of the NDRC Post-issue Filing, and shall not be liable to Noteholders or any other person for not doing so.

8.41	Regulatory Position: Notwithstanding anything in the Trust Deed the Deed of Guarantee, the Security Documents, the Conditions or any other document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of Part 1 of Schedule 5 of the Securities and Futures Ordinance (the “SFO”), unless it is authorised under the SFO to do so.

The Trustee shall have the discretion at any time:

8.41.1	to delegate any of the functions which fall to be performed by an authorised person under the SFO to any other agent or person which also has the necessary authorisations and licences; and

8.41.2	to apply for authorisation under the SFO and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

8.42	Reliance on Rating Agency Confirmation: The Trustee is entitled to rely on rating agency confirmations.

8.43	Quantum of indemnity: When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in Hong Kong or elsewhere and the risk, however remote, of any award of damages against it in Hong Kong or elsewhere.

8.44	Joint and several indemnity: The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

8.45	No responsibility for the Entitlement: The Trustee has no responsibility for delivery of the Entitlement to Noteholders nor for the validity or value of the Entitlement. The Trustee shall not be responsible for loss, diminution in value or theft of all or part of the Entitlement.

8.46	No responsibility for security: The Trustee assumes no responsibility for the validity, adequacy, sufficiency or enforceability (which the Trustee has not investigated) of the security purported to be created by the Security Documents even if such defect or failure would have been discoverable on enquiry or investigation by the Trustee and for the avoidance of doubt the Trustee shall be under no duty to investigate any such security or to take any steps to register or perfect, or ensure the registration or perfection of, any such security.

8.47	Taxes in relation to security: The Trustee shall not be responsible for any deficiency which might arise because the Trustee is subject to tax in respect of any security purported to be created by the Security Documents or any income therefrom.

8.48	Insurance: The Trustee shall not be responsible for insuring any of the security or documents or required to monitor any such insurance and should not be responsible for any liability suffered as a result of inadequate insurance. The Trustee is exempted from any liability arising from the security purported to be created under the Security Documents however caused, including in respect of any loss of value, insurance or the fact that assets are held in custody nor shall it be responsible or liable for the obligations of the Issuer, the Company or any other person in respect of the security.

8.49	Depreciation in value: The Trustee shall not be responsible for any liability suffered by any person in relation to monies standing to the credit of any charged account (as applicable) as a result of depreciation in value or the fluctuation of exchange rates. The Trustee shall not be responsible for any decline in value or loss realised as a result of the sale of any of the security.

9.	Trustee Liable for Gross Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function or duties of the Trustee in relation to the trusts constituted by this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, having regard to the provisions of this Trust Deed conferring on it any powers, authorities or discretions, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty. In the case of any inconsistency between the Trustee Acts 1925 and 2000 and this Trust Deed, the provisions of this Trust Deed shall prevail to the fullest extent provided or permitted by law. In the case of any inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall take effect as a restriction or exclusion for the purpose of that Act.

10.	Waiver and Proof of Default

10.1	Waiver: The Trustee may (but shall not be obliged to), without the consent of the Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Company of this Trust Deed, the Agency Agreement, the Deed of Guarantee, any Security Document or the Conditions, provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Noteholders. Unless the Trustee otherwise agrees, any such waiver, authorisation or determination will be notified by the Issuer, failing whom the Company, to the Noteholders as soon as practicable.

10.2	Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Note will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes which are then payable.

10.3	Notification: Any such waiver or authorisation may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Noteholders and, unless the Trustee otherwise agrees, any such waiver or authorisation will be notified by the Issuer, failing whom the Company, to the Noteholders as soon as practicable.

11.	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note or other security (or any interest therein) of the Issuer, the Company or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as trustee, depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

12.	Modification

The Trustee may (but shall not be obliged to) agree without the consent of the Noteholders to any modification to the Conditions or any provisions of this Trust Deed, the Deed of Guarantee, the Agency Agreement or any Security Document which is, in its opinion, of a formal, minor or technical nature or is made to correct a manifest error or to comply with any mandatory provision of law. The Trustee may also so agree without the consent of the Noteholders to any modification to the Conditions or any of the provisions of this Trust Deed, the Deed of Guarantee, the Agency Agreement or any Security Document which is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 3 of Schedule 3.

Any such modification may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Noteholders and, unless the Trustee otherwise agrees, any such modification will be notified by the Issuer, failing whom the Company, to the Noteholders as soon as practicable.

13.	Appointment, Retirement and Removal of the Trustee

13.1	Appointment: Subject as provided in Clause 13.2 below, each of the Issuer and the Company has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Noteholders as soon as practicable.

13.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 45 days’ written notice to the Issuer and the Company without giving any reason or being responsible for any costs, charges and expenses occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee, provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, each of the Issuer and the Company will use its best endeavours to procure that another trust corporation be appointed as Trustee but if a replacement Trustee is not so appointed by the day falling 14 days after such notice is given, the Trustee shall have the power to appoint (at the cost of the Issuer (and the Company shall pay if the Issuer fails to do so)) a new Trustee or the Trustee may petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to it doing so. If such petition is granted, the Trustee shall notify the Issuer, the Company, the Agents and the Noteholders in writing of its resignation.

13.3	Co-Trustees: The Trustee may, despite Clause 13.1, by written notice to the Issuer and the Company appoint anyone to act as an additional Trustee jointly with the Trustee:

13.3.1	if the Trustee considers the appointment to be in the interests of the Noteholders;

13.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

13.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

The Issuer, failing whom the Company, shall notify Moody’s Investors Service, Inc., Standard & Poor’s Rating Services, Fitch Inc. or any other rating agency then rating the Notes of the appointment of any additional trustee pursuant to this Clause 13.3. Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Company and that person remove that person. At the Trustee’s request, the Issuer will as soon as practicable and in any event within 30 days do all things at its own cost (and the Company shall pay if the Issuer fails to do so) as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. The Trustee shall not be obliged to monitor or supervise any such additional Trustee and shall not be responsible or liable for the acts, omissions, negligence, misconduct or fraud of any such additional Trustee. The liability of co-Trustees shall be several and not joint.

13.4	Competence of a Majority of Trustees: If there are more than two Trustees, the majority of them will be competent to perform the Trustee’s functions, provided the majority includes a trust corporation.

13.5	Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided that where it is the sole trustee it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

14.	Currency Indemnity

14.1	Currency of Account and Payment: U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer and Company under or in connection with this Trust Deed and the Notes, including damages.

14.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by any Noteholder in respect of any sum expressed to be due to it from the Issuer or the Company shall only constitute a discharge to the Issuer or the Company, as applicable, to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

14.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under any Note, the Issuer and Company shall indemnify it against any loss sustained by it as a result. In any event, the Issuer and the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of these indemnities, it will be sufficient for the Noteholder to demonstrate that it would have suffered a loss had an actual purchase been made.

14.4	Indemnity Separate: The indemnities in this Clause 14 and in Clause 7.4 constitute separate and independent obligations from the Issuer’s and Company’s other obligations under this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Notes or any other judgment or order. This Clause 14 will continue in full force and effect as regards the Trustee even if it is no longer the Trustee or if this Trust Deed is terminated or expires.

15.	Communications

15.1	Notices: Any communication shall be by letter or fax: in the case of the Issuer, to it at:

CNAC (HK) Synbridge Company Limited

17/F, Shing Lee Commercial Building

6-12 Wing Kut Street

Central, Hong Kong

Copy to:

c/o China National Chemical Corporation

No. 62, Beisihuan Xilu

Haidian District, Beijing

Fax no.: +86 10 8267 7395

Attention: Yuan Liang

in the case of the Company, to it at:

China National Chemical Corporation

No. 62, Beisihuan Xilu

Haidian District, Beijing

The People’s Republic of China

Fax no.: +86 10 8267 7395

Attention: Liu Lei

and in the case of the Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 30

HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax no.: +852 3478 9198

Attention: Corporate Trust and Loan Agency

15.2	All Communications in English: All communications, documents, notices, certificates etc. provided under this Trust Deed or in relation to the Notes will be in English.

Communications will take effect, in the case of a letter, when delivered, and in the case of fax, when the relevant delivery receipt is received by the sender; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following Business Day in such place. Any communication delivered to any party under this Trust Deed which is sent by fax will be written legal evidence.

16.	Governing Law and Jurisdiction

16.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

16.2	Jurisdiction: The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Notes (including any dispute relating to any non-contractual obligations arising out of or in connection with this Trust Deed or the Notes) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Notes (including any legal action or proceedings relating to any non-contractual obligations arising out of or in connection with this Trust Deed or the Notes) (“Proceedings”) may be brought in such courts. The Issuer and the Company each irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

16.3	Service of Process: The Company irrevocably appoints the Issuer as its authorised agent for service of process in any Proceedings in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Company). If for any reason such process agent ceases to be able to act as such or no longer has an address in Hong Kong, each of the Issuer and the Company irrevocably agrees to appoint a substitute process agent and shall, within 30 days of the process agent ceasing to be able to act as such, notify the Trustee in writing of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

17.	Counterparts

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

18.	Entitlement to Treat Holders as Owners

The Trustee is entitled to treat the holder of any Note as the absolute owner without the need for further investigation.

19.	Trustee Powers to be Additional

The powers of the Trustee are additional to any powers it may have under general law or as holder of any of the Notes.

Schedule 1

Part A

Form of Global Certificate

ISIN: XS1608624166

Common Code: 160862416

CNAC (HK) SYNBRIDGE COMPANY LIMITED

(incorporated with limited liability in Hong Kong)

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020

Unconditionally and irrevocably guaranteed by

China National Chemical Corporation

(incorporated with limited liability in the People’s Republic of China)

GLOBAL CERTIFICATE

This Global Certificate is issued in respect of the principal amount specified above of the Notes (the “Notes”) of CNAC (HK) Synbridge Limited (the “Issuer”) unconditionally and irrevocably guaranteed by China National Chemical Corporation .. This Global Certificate certifies that HSBC Nominees (Hong Kong) Limited as nominee for the Common Depositary on behalf of Euroclear Bank S.A./N.V. and Clearstream Banking S.A. is registered as the holder of such principal amount of the Notes at the date hereof.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 to the Trust Deed (the “Trust Deed”) dated 5 May 2017 between the Issuer, China National Chemical Corporation (the “Company”) and The Hongkong and Shanghai Banking Corporation Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer for value received, promises to pay to the holder of the Notes represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and to pay interest in respect of such Notes from the date of issue in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate.

Transfer of Notes Represented by Global Certificates

Transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(b) may only be made in part if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, provided that, in the case of the first transfer of part of a holding pursuant to the above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. In such circumstances, the Issuer will cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Notes. A person with an interest in the Notes in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

Meetings

For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall be treated for the purposes of any quorum requirements of a meeting of Noteholders as being entitled to one vote in respect of each integral currency unit of the currency of the Notes.

Notices

So long as the Notes are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Noteholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Put Option and Physical Exchange

For so long as all of the Notes are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream or the Alternative Clearing System, the options of the Noteholders provided for in Condition 6(c) and Condition 6(i) may be exercised by an Accountholder giving notice to the Registrar in accordance with the standard procedures of Euroclear and Clearstream or the Alternative Clearing System (which may include notice being given on his instructions by Euroclear or Clearstream or the Alternative Clearing System or any common depositary for them to the Registrar by electronic means) of the principal amount of the Notes in respect of which the relevant option is exercised and at the same time presenting or procuring the presentation of this Global Certificate to the Registrar for notation accordingly within the time limits set forth in the relevant Condition.

Transfers

Transfers of interests in the Notes will be effected through the records of Euroclear and Clearstream (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.

Cancellation

Cancellation of any Note by the Issuer following its redemption or purchase by the Issuer will be effected by a reduction in the principal amount of the Notes in the register of Noteholders.

Accountholder

For so long as all of the Notes are represented by this Global Certificate and such Global Certificate is held on behalf of a relevant clearing system, each person who is for the time being shown in the records of such relevant clearing system as entitled to a particular principal amount of such Notes (each an “Accountholder”) (in which regard any certificate or other document issued by such relevant clearing system to the aggregate principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such aggregate principal amount of such Notes (and the expression “Noteholders” and references to “holding of Notes” and to “holder of Notes” shall be construed accordingly) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the holders) other than with respect to the payment of principal, premium (if any) and interest on such Notes, for which purpose the Registered Holder of this Global Certificate shall be deemed to be the holder of such principal amount of the Notes in accordance with and subject to the terms of this Global Certificate and the Trust Deed. Each Accountholder must look solely to the relevant clearing system for its share of each payment made to the Registered Holder of the Global Certificate.

This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf. Dated as of the Issue Date.

CNAC (HK) SYNBRIDGE COMPANY LIMITED

By:	Name:

Title:

Certificate of Authentication

This Global Certificate is authenticated

by or on behalf of the Registrar.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

For the purposes of authentication only.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] principal amount of the Notes represented by this Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

1.	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.
2.	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

Part B

Form of Certificate

On the front:

CNAC (HK) SYNBRIDGE COMPANY LIMITED

(incorporated with limited liability in Hong Kong)

U.S.$2,000,000,000

5 per cent. Deferrable Guaranteed Notes due 2020

Unconditionally and irrevocably guaranteed by

China National Chemical Corporation

(incorporated with limited liability in the People’s Republic of China)

CERTIFICATE

Certificate No. [●]

This Certificate certifies that [●] of [●] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [principal amount] of the Notes referred to above (the “Notes”) of CNAC (HK) Synbridge Limited (the “Issuer”) which are unconditionally and irrevocably guaranteed by the China National Chemical Corporation (the “Company”). The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Issuer for value received, promises to pay to, or to the order of, the holder of the Notes represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Notes) on [the Maturity Date] (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and to pay interest in respect of such Notes from [the Interest Commencement Date] in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the Notes represented by this Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Notes represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Certificate is entitled to payments in respect of the Notes represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf. Dated [●]

CNAC (HK) SYNBRIDGE LIMITED

By:	Name:

Title:

Certificate of Authentication

This Certificate is authenticated

by or on behalf of the Registrar.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

For the purposes of authentication only.

On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 2 to the Trust Deed will be set out here.]

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] principal amount of the Notes represented by this Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

1.	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.
2.	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]]

PRINCIPAL PAYING AGENT

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30

HSBC Main Building

1 Queen’s Road Central

Hong Kong

REGISTRAR AND TRANSFER AGENT

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30

HSBC Main Building

1 Queen’s Road Central

Hong Kong

Schedule 2

Terms and Conditions of the Notes

The issue of the US$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020 (the “Notes”) was authorised by a resolution of the board of directors of CNAC (HK) Synbridge Company Limited (the “Issuer”) passed on 2 May 2017. The Notes will be constituted by a Trust Deed (the “Trust Deed”) dated on or about 5 May 2017 (“the Issue Date”) between the Issuer, China National Chemical Corporation (the “Company”) and The Hongkong and Shanghai Banking Corporation Limited (the “ Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for itself and the holders of the Notes. The Notes have the benefit of a deed of guarantee (the “Deed of Guarantee”) dated on or about the Issue Date made by the Company in favour of the Trustee and the Security Documents (as defined below). The Notes are the subject of an agency agreement (the “ Agency Agreement”) dated on or about the Issue Date relating to the Notes between the Issuer, the Company, the Trustee, The Hongkong and Shanghai Banking Corporation Limited as registrar (the “Registrar”), as transfer agent (the “Transfer Agent”) and as initial principal paying agent (the “Principal Paying Agent”), and any other agents named in it. References herein to “Agents” means the Principal Paying Agent, the Registrar, the Transfer Agent and any other agent or agents appointed from time to time with respect to the Notes. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Deed of Guarantee and of those provisions of the Agency Agreement applicable to them. Copies of the Trust Deed, the Deed of Guarantee and the Agency Agreement will be available for inspection by Noteholders at all reasonable times during usual business hours with prior written notice at the registered office for the time being of the Trustee (presently at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong) and at the specified office for the time being of the Principal Paying Agent.

All capitalised terms that are not defined in these terms and conditions (the “Conditions”) will have the meanings given to them in the Trust Deed.

1.	GENERAL

(a) Form, Specified Denomination and Title

The Notes are issued in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The Notes are represented by registered certificates (“Certificates”) and each Certificate shall represent the entire holding of Notes by the same holder.

Title to the Notes shall pass by transfer and registration in the Register as described in Condition 2. The holder of any Note will (except as required by law) be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on the Certificate representing it or the theft or loss of such Certificate and no person shall be liable for so treating the holder.

In these Conditions, “Noteholder” or “holder” in relation to a Note means the person in whose name a Note is registered.

(b) Secured Property

On the Issue Date, the Issuer will apply the proceeds from the issue and sale of the Notes to subscribe US$2,000,000,000 in nominal value of the Convertible Preference Shares from the Preference Share Issuer.

“Convertible Preference Shares” means the 5.00 per cent. Deferrable Convertible Preference Shares each issued on the Issue Date by the Preference Share Issuer.

“Preference Share Issuer” means CNAC (HK) Investment Company Limited.

The obligations of the Issuer in respect of the Notes and under the Trust Deed are secured as follows:

(i)	by a debenture over all the Issuer’s assets (including the CPS Secured Property) set out in the Issuer Security Agreement; and

(ii)	by a mortgage over the Shares of the Issuer held by its parent undertaking set out in the Mortgage Over Issuer Shares.

“CPS Secured Property” means all present and future, actual and contingent, rights and claims of, or assets received by, the Issuer under and in connection with the Convertible Preference Shares, excluding any right or claim of the Issuer in respect of reimbursement of reasonable costs, indemnification and remuneration for the exercise of its rights in relation to the Convertible Preference Shares.

“Issuer Security Agreement” means the security agreement in relation to security over all the Issuer’s assets between the Trustee and the Issuer dated on or about the Issue Date.

“Mortgage Over Issuer Shares” means the share mortgage in relation to the Shares between the Trustee and CNAC International Company Limited, the Issuer’s holding company dated on or about the Issue Date.

“Secured Property” means the CPS Secured Property and the Shares Secured Property.

“Shares” means the ordinary shares of the Issuer.

“Shares Secured Property” means all present and future, actual and contingent, rights and claims of, or assets received by, its parent undertaking under and in connection with the Shares, excluding any right or claim of its parent undertaking in respect of reimbursement of reasonable costs, indemnification and remuneration for the exercise of its rights in relation to the Shares.

2.	TRANSFERS OF NOTES

(a) Register

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside of the United Kingdom and in accordance with the terms of the Agency Agreement, on which shall be entered the names and addresses of the holders and the particulars of the Notes held by them and of all transfers of the Notes. Each holder shall be entitled to receive only one Certificate in respect of its entire holding of Notes.

(b) Transfer

Subject to the Agency Agreement and Conditions 2(e) and 2(f) herein, a Note may be transferred by depositing the Certificate issued in respect of that Note, with the form of transfer on the back of the Certificate duly completed and signed, at the specified office of the Registrar or any Transfer Agent.

(c) Delivery of New Certificates

Each new Certificate to be issued pursuant to Condition 2(a) shall be available for delivery within five business days of receipt of a duly completed form of transfer and surrender of the existing Certificate(s). Delivery of the new Certificate(s) shall be made at the specified office of any Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer and Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent or the Registrar (as the case may be) the costs of such other method of delivery and/or such insurance as it may specify.

In this Condition 2(c), “business day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(d) Formalities Free of Charge

Certificates, on transfer, shall be issued and registered without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but (i) upon payment by the relevant holder of any and all tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity and/or security and/or pre-funding as the Registrar or the relevant Transfer Agent may require), and (ii) subject to Conditions 2(e) and 2(f).

(e) Closed Periods

No holder may require the transfer of a Note to be registered during the period of (i) seven business days ending on (but excluding) the due date for any payment of principal in respect of that Note, (ii) during the period of seven business days ending on (and including) any Record Date (as defined in Condition 7(a)), or (iii) during the period of seven days prior to (and including) any date on which Notes may be called for redemption by the Issuer pursuant to Conditions 6(b), 6(c) or 6(e), or (iv) after any such Note has been put for redemption pursuant to Condition 6(d).

(f) Regulations

All transfers of Notes and entries on the register of holders will be made subject to the detailed regulations concerning transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar and the Trustee or by the Registrar with the prior written approval of the Trustee. A copy of the current regulations will be made available for inspection by the Registrar to any Noteholder who requests in writing a copy of such regulations.

3.	STATUS AND GUARANTEE OF THE NOTES

(a) Status of Notes

The Notes constitute direct, unconditional and unsubordinated obligations of the Issuer and shall be secured as described in Condition 1(b). The Notes shall at all times rank pari passu and without any preference or priority among themselves. Subject as provided in Condition 1(b), the payment obligations of the Issuer under the Notes shall, save for such exceptions as may be provided by mandatory provisions of applicable law and regulations, at all times rank at least equally with all its other present and future unsecured, unconditional and unsubordinated obligations.

(b) Guarantee

The Company has in the Deed of Guarantee unconditionally and irrevocably guaranteed the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Notes and the Trust Deed. This guarantee (the “ Guarantee of the Notes”) constitutes direct, general unsecured and unconditional obligations of the Company which will at all times rank at least pari passu with all other present and future unsecured, unconditional and unsubordinated obligations of the Company, except for such obligations as may be preferred by applicable provisions of law.

4.	COVENANTS

(a) Undertaking by the Issuer

The Issuer undertakes that so long as any Note remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders, it shall use all reasonable endeavours to maintain a rating on the Notes by at least one of the Rating Agencies and agrees that it shall not otherwise engage in or undertake any activity other than issuance of the Notes, the performance of all agreements in relation to the Notes and holding the CPS Secured Property and incidental thereto.

(b) Undertakings in relation to the Guarantee of the Notes

The Company undertakes that it will submit the application to the Beijing Branch of the State Administration of Foreign Exchange (the “SAFE”) for the registration of the Deed of Guarantee in accordance with the Foreign Exchange Administration Rules on Cross-border Security as soon as possible and in any event before the date 15 Registration Business Days (as defined below in Condition 6(f)) after the execution of the Guarantee (the “Cross-border Security Registration”) and complete such registration, as evidenced by an Outbound Guarantee Registration Form issued by SAFE, before the Registration Deadline. The Company further undertakes that on the date the documents comprising the Release Condition (as defined below in Condition 6(f)) are delivered to the Trustee, it shall procure that copies of such documents are also delivered to each of the Rating Agencies. In addition, the Company shall procure that within 10 calendar days after the documents comprising the Release Condition have been delivered to the Trustee, the Issuer gives a notice to the Noteholders confirming the completion of the Release Condition. The Trustee shall have no obligation to monitor or ensure the registration of the Deed of Guarantee with SAFE on or before the Registration Deadline (as defined below in Condition 6(e)) and shall not be liable to Noteholders or any other person for not doing so.

(c) Negative Pledge

So long as any Note remains outstanding, neither the Issuer nor the Company will, and the Company will ensure that none of its Subsidiaries will, create, or have outstanding, any mortgage, charge, lien, pledge, encumbrance, other security interest or other arrangement with similar economic effect (a Security Interest) other than a Permitted Security Interest upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or to secure any guarantee or indemnity in respect of any Relevant Indebtedness, without at the same time or prior thereto according to the Notes (i) the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (ii) such other security as shall be approved by an Extraordinary Resolution of the Noteholders.

(d) Financial Statements and Notices of Default

So long as any Note remains outstanding, the Company shall send to the Trustee:

(i)	as soon as practicable after their date of publication and in any event not more than 135 calendar days after the end of each Relevant Period, two copies of the Company Audited Financial Reports (audited by an internationally or nationally recognised firm of independent accountants) prepared and presented in accordance with accounting principles generally accepted in, and pursuant to the relevant laws of, the PRC, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants, together with a certificate signed by a director or duly authorised officer of the Company certifying that such translation is complete and accurate; and

(ii)	as soon as practicable after their date of publication and in any event not more than 90 calendar days after the end of each Relevant Period, two copies of the Company Unaudited Financial Reports prepared on a basis consistent with Company Audited Financial Reports, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants together with a certificate signed by a director or duly authorised officer of the Company certifying that such translation is complete and accurate, provided that, if at any time the Capital Stock of the Company is listed for trading on a recognised stock exchange, the Company may make available to the Trustee, as soon as they are available but in any event not more than 10 calendar days after any financial or other reports of the Company are filed with any recognised exchange on which the Company’s Capital Stock is at any time listed for trading, true and correct copies of any financial or other report filed with such exchange in lieu of the reports identified in clauses (i) and (ii) above, if such financial or other report is in the English language.

So long as any of the Notes remains outstanding, the Company will file with the Trustee, as soon as possible and in any event within 10 calendar days after the Company becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes, or which, after notice or lapse of time or both, would become, an Event of Default and a director’s certificate of the Company setting forth the details thereof and the action the Company is taking or proposes to take with respect thereto.

(e) NDRC Registration

(i)	The Company undertakes to file or cause to be filed with the NDRC the requisite information and documents within the timeframe prescribed by the NDRC after the Issue Date in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations [2015]2044 ) issued by the NDRC and which came into effect on 14 September 2015 and any implementation rules as issued by the NDRC from time to time (the “NDRC Post-issue Filing”).

(ii)	The Company shall within 15 Registration Business Days after submission of the NDRC Post-issue Filing, provide the Trustee with a certificate in English signed by an Authorised Signatory of the Company confirming the submission of the NDRC Post-issue Filing and having attached to it documents evidencing submission of the NDRC Post-issue Filing.

(iii)	The Trustee shall have no obligation or duty to monitor or ensure the completion of the NDRC Post-issue Filing within the timeframe referred to above or to verify the accuracy, validity and/or genuineness of any certificate, confirmation or other documents in relation to or in connection with the NDRC Post-issue Filing or to give notice to the Noteholders confirming the completion of the NDRC Post-Issue Filing, and shall not be liable to any Noteholder or any other person in respect thereof.

(f) IPO only by Convertible Preference Share Issuer; Issuer is special purpose vehicle

The Company undertakes that for so long as the Notes are outstanding it will not permit the Issuer to engage in or undertake any activity other than issuance of the Notes, the performance of all agreements in relation to the Notes and holding the CPS Secured Property and incidental thereto.

The Company also undertakes that for so long as the Notes are outstanding:

(i)	it will not permit any Subsidiary to apply for first admission to trading and listing in its ordinary shares on any stock exchange before 5 May 2018; and

(ii) other than where the CPS Secured Property has been replaced with Approved Substitute Secured Property in accordance with this Condition, on and after 5 May 2018 it will only permit the Preference Share Issuer and no other Subsidiary of the Company to apply for first admission to trading and listing in its ordinary shares on any stock exchange, and in the event of such a first admission to trading and listing of the ordinary shares of the Preferences Share Issuer on a stock exchange the Company will procure the delivery of the requisite number of ordinary shares to the Issuer in exchange for the Convertible Preference Shares, such ordinary shares to be held subject to the security created by the Issuer Security Agreement.

In the event of an Initial Public Offering by a New ListCo, at the request of the Issuer, the Trustee shall (at the expense of the Issuer) use its reasonable endeavours to co-operate with the Issuer (including, but not limited to, entering into such documents or deeds as may be necessary) to give effect to release the CPS Secured Property against the receipt by the Issuer of the Approved Substitute Secured Property (which shall be held subject to the security created by the Issuer Security Agreement) provided that the Trustee shall not be obliged to co-operate in any such substitution if the Approved Substitute Secured Property or the co- operation in such substitution imposes, in the Trustee’s opinion, more onerous obligations upon it or exposes it to liabilities or reduces its protections.

In this Condition 4:

“Approved Substitute Secured Property” means convertible preference shares or other securities with the same rate of dividends, dividend payment dates and redemption rights as the Convertible Preference Shares which are issued by a New ListCo and which, in the opinion of an Independent Financial Advisor as certified to the Trustee, would place Noteholders no worse an economic position taking account of the capital structure of the Company and its subsidiaries on the date of incurrence of all borrowings incurred to finance the acquisition of

Syngenta AG with respect to the right of conversion into the ordinary shares of the New ListCo upon an IPO by the New ListCo as the Convertible Preference Shares have before such replacement in relation to an IPO by the Convertible Preference Shares Issuer.

“Capital Stock” means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

“Company Audited Financial Reports” means the annual audited consolidated statement of financial position, statement of profit or loss, statement of cash flows and statements of changes in owners’ equity of the Company and its Subsidiaries together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them.

“Company Unaudited Financial Reports” means the semi-annual unaudited and unreviewed consolidated statement of financial position, statement of profit or loss, statement of cash flows and statements of changes in owners’ equity of the Company and its Subsidiaries together with any statements, reports (including any directors’ and auditors’ review reports) and the notes attached to or intended to be read with any of them, if any.

“Event of Default” has the meaning ascribed to it in Condition 9.

“Independent Financial Advisor” means an independent bank or other financial advisor of international repute appointed by the Company with the prior written approval in writing from the Trustee.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non- contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person.

“IPO” bears the same meaning as set out in the articles of association of the Convertible Preference Share Issuer.

“NDRC” means the National Development and Reform Commission of the PRC or its local counterparts.

“New ListCo” means (i) a Subsidiary of the Company which owns directly or via 100 per cent. owned and controlled intermediate holding companies all of the ordinary shares and equity interests in Syngenta AG and (ii) which the Company has designated as the issuer of an IPO) by delivery of a certificate to such effect to the Trustee and the Independent Financial Advisor and signed by two directors of the Company.

“Permitted Security Interest” means any Security Interest to secure any indebtedness of the Convertible Preference Shares Issuer or any of its Subsidiaries (other than Syngenta AG or any of its Subsidiaries) which is incurred to refinance any secured indebtedness of the Convertible Preference Shares Issuer or any of its Subsidiaries (other than Syngenta AG or any of its Subsidiaries) existing on the Issue Date or agreed on or before the Issue Date to be incurred provided that (a) any such Security Interest does not extend to or cover any property or assets other than the property or assets of the Convertible Preference Shares Issuer or any of its Subsidiaries (other than Syngenta AG or any of its Subsidiaries) securing the indebtedness being refinanced and (b) the indebtedness so refinanced shall not be increased to an amount greater than the sum of (x) the outstanding principal amount, or if greater, committed amount, of the indebtedness refinanced with such refinanced indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, which shall for the purposes of these Conditions, exclude Hong Kong, Macau and Taiwan.

“Rating Agencies” means (i) Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors (“S&P”); (ii) Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”); (iii) Fitch Inc., a subsidiary of Fimalac, S.A., and its successors (“Fitch”); and (iv) if one or more of S&P, Moody’s or Fitch shall not make a rating of the Notes publicly available, any United States nationally recognised securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch or any combination thereof, as the case may be.

“Relevant Indebtedness ” of any Person means, at any date, Indebtedness incurred or issued outside the PRC which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market without regard, however, to whether such securities are sold through public offering or private placements (which for the avoidance of doubt shall not include any indebtedness under any transferrable loan facilities or agreements (including any drawing down of any existing credit line or facility of the Issuer, the Company or any of the Company’s Subsidiaries)).

“Relevant Period” means (a) in relation to the Company Audited Financial Reports, each period of twelve months ending on the last day of the Company’s financial year (being 31 December of that financial year) and (b) in relation to the Company Unaudited Financial Reports, each period of six months ending on the last day of the Company’s respective first half financial year (being 30 June of that financial year).

“Subsidiary” of any person means (a) any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity, or (b) any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the law, regulations or generally accepted accounting principles of the jurisdiction of incorporation of such person from time to time, should have its accounts consolidated with those of that person.

5.	INTEREST

(a) Interest Rate and Interest Payment Dates

The Notes bear interest on their outstanding principal amount from and including the Issue Date at the rate of 5.00 per cent. per annum (the “Interest Rate”), payable (subject as described in Condition 5(b) below) semi-annually in arrear on 5 May and 5 November in each year (each an “Interest Payment Date”). Each Note will cease to bear interest from the due date for redemption unless, upon surrender of the Certificate representing such Note, payment of principal is improperly withheld or refused. In such event it shall continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder, and (b) the day falling seven days after the Trustee or the Principal Paying Agent has notified Noteholders of receipt of all sums due in respect of all the Notes up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

Interest on the Notes shall be calculated on the basis of a day-count fraction of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed on the basis of a month of 30 days.

Interest in respect of any Note shall be calculated per US$ 1,000 in principal amount of the Notes (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall (save as provided above in relation to equal instalments) be equal to the product of the rate of interest specified above, the Calculation Amount and the day-count fraction for the relevant period multiplied by two, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(b) Interest Deferral

The Issuer may defer (“Optional Deferral”) Interest Amounts due on an Interest Payment Date, if fixed dividends which will otherwise be payable on the same Interest Payment Date and in the same amount of the Convertible Preference Shares are deferred pursuant to the terms of the Convertible Preference Shares.

The Issuer will notify the Noteholders, the Trustee and the Registrar of any deferral of interest otherwise scheduled to be paid on an Interest Payment Date not less than 3 Business Days prior to such Interest Payment Date.

Any Interest Amounts so deferred shall constitute “Arrears of Interest”. Each amount of Arrears of Interest will bear interest at the Interest Rate as if it constituted the principal of the Notes, and the amount of such interest (the “Additional Interest Amount”) accrued up to any Interest Payment Date will be added, for the purpose of calculating the Additional Interest Amount accruing thereafter, to the amount of Arrears of Interest remaining unpaid on such Interest Payment Date so that it will itself become Arrears of Interest.

The Issuer will satisfy Arrears of Interest on the earlier of (i) the Maturity Date or the date on which the Notes are previously redeemed, exchanged or purchased and cancelled under Condition 6, (ii) the date on which the Notes become immediately due and payable pursuant to Condition 9 and (iii) the date of receipt by the Issuer of the corresponding amounts under the Convertible Preference Shares.

References in these Conditions to interest shall be deemed also to refer to any Arrears of Interest and Additional Interest Amounts which may be payable under this Condition 5.

6.	REDEMPTION AND PURCHASE

(a) Final Redemption

Unless previously redeemed, exchanged or purchased and cancelled, the Notes will be redeemed at their principal amount on 5 May 2020 (the “Maturity Date”) in cash other than those Notes which are redeemed pursuant to Condition 6(i). The Notes may not be redeemed at the option of the Issuer other than in accordance with this Condition 6.

(b) Redemption for Taxation Reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice in writing to the Noteholders, the Trustee and the Agents (which notice shall be irrevocable), at their principal amount (together with interest accrued to the date fixed for redemption), if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that it has or will on the next Interest Payment Date become obliged to pay Additional Tax Amounts as provided in Condition 8 as a result of any change in, or amendment to, the laws or regulations of Hong Kong or the PRC or any political subdivision or any authority thereof or therein having power to tax, or any change in an existing official position regarding the application or interpretation of such laws or regulations (including but not limited to any decision by a court of competent jurisdiction) or the statement of a new official position with respect to such laws or regulations by a competent taxing authority, which change or amendment becomes effective, or in the case of a statement of an official position, is announced, on or after 2 May 2017, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Tax Amounts were a payment in respect of the Notes then due.

Prior to the giving of any notice of redemption pursuant to this Condition 6(b), the Issuer shall deliver to the Trustee (x) a certificate signed by any one Director of the Issuer stating that the obligation referred to in Condition 6(b)(i) above cannot be avoided by the Issuer taking reasonable measures available to it, and (y) an opinion of counsel of recognised standing with respect to tax matters of the relevant jurisdiction, stating that the requirement to pay such Additional Tax Amounts results from a change, amendment or the stating of a new official position referred to in Condition 6(b)(i) above. The Trustee shall be entitled (but shall not be obliged) to accept and rely upon such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out in Condition 6(b)(i) and (ii) above, in which event they shall be conclusive and binding on the Noteholders.

(c) Early Redemption at the option of the Noteholder

On 5 November 2018 or at any time thereafter, a Noteholder may give to the Issuer in accordance with Condition 17 not less than 90 days’ notice requiring the Issuer to redeem some or all of the Notes held by such Noteholder as at the Put Option Date.

Upon a Noteholder giving to the Issuer such notice, the Issuer will, upon the expiry of such notice, redeem such Note on the Put Option Date at 100 per cent. of their principal amount together with accrued and unpaid interest up to, but excluding, the Put Option Date.

To exercise the right to require redemption of a Note the holder of the Note must deliver, at the specified office of the Registrar at any time during normal business hours of the Registrar falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of the Registrar (a “Put Notice”) and in which the Noteholder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Notes so surrendered is to be redeemed, an address to which a new Note Certificate in respect of the balance of such Notes is to be sent subject to and in accordance with the provisions of Condition 2. The Put Notice must be accompanied by the relevant Note Certificate(s) or evidence satisfactory to the Registrar that the Note Certificate will, following delivery of the Put Notice, be held to its order or under its control.

A Put Notice given by a Noteholder shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such Noteholder, at its option, may elect by notice to the Issuer to withdraw the Put Notice.

“Put Option Date” means the date specified as such in the Put Notice (or, if such date is not a business day, the first business day following such date), such date to be no less than 90 days from the date of the Put Notice.

(d) Redemption at the Option of the Issuer

At any time after the occurrence of the Optional Redemption Trigger Event and prior to the Maturity Date, the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice in writing to the Noteholders, the Trustee and the Agents at 101 per cent. of their principal amount together with interest accrued to the date fixed for redemption specified in such notice.

“Optional Redemption Trigger Event” means the initial closing of the public tender offer by a subsidiary of the Company for all publicly held shares and American Depositary Receipts of Syngenta AG not having occurred as of the close of business of the 45th day after the Issue Date.

(e) Repurchase upon a Change of Control

Upon a Change of Control (as defined below), the Issuer will be required to make an offer to repurchase all of the Notes at a price in cash equal to 101 per cent. of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest on the principal amount of Notes being repurchased to but excluding the date of repurchase (a “Change of Control Offer”).

Within 14 calendar days following any Change of Control, the Issuer will be required to give written notice to holders describing the transaction or transactions that constitute the Change of Control and offering to repurchase all of the Notes on the date specified in the notice, which date will be no earlier than 30 calendar days and no later than 60 calendar days from the date such notice is given.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes such an offer substantially in the manner, at the times and in compliance with the requirements for a Change of Control Offer (and for at least the same purchase price payable in cash) and such third party purchases all Notes properly tendered and not withdrawn under its offer.

A holder of Notes will have no right to require the Issuer to repurchase portions of Notes if it would result in the issuance of new Notes, representing the portion not repurchased, in an amount of less than US$200,000.

The Issuer will comply, to the extent applicable, with the requirements of applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

In this Condition 6(e):

“Change of Control” means the occurrence, at any time, of any of the following:

(i)	the Company ceasing to own and control directly or indirectly 100 per cent. of the Voting Shares of the Issuer;

(ii)	(x) the State Administration of State-owned Assets Commission (“SASAC”) and

(y)	any other person directly Controlled by the central government of the PRC (such person and the SASAC, “PRC Government Persons”), together cease to directly or indirectly own or control at least 50.1 per cent. of the Voting Shares of the Company;

(iii)	the Company consolidates with or merges into any other person or persons acting together, unless such person(s) is/are Controlled by PRC Government Persons; or

(iv)	the Company sells or transfers all or substantially all of its assets to any other person or persons acting together, unless (x) such person(s) is/are Controlled by PRC Government Persons and (y) (a) such sale or transfer is on an arm’s length basis or (b) such person(s) expressly assume/assumes all the obligations of the Company under the Notes, the Deed of Guarantee, the Trust Deed, the Agency Agreement and the Security Documents.

“Control” means (i) the ownership or control of more than 50 per cent. of the voting rights of the issued share capital of a person or (ii) the nomination or designation of no less than 50 per cent. of the members then in office of a person’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

“Security Documents” means the Issuer Security Agreement and the Mortgage over Issuer Shares.

“Voting Shares” means, with respect to any Person, the Capital Stock having the general voting power under ordinary circumstances to vote on the election of the members of the board of directors or other governing body of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(f) Mandatory Redemption for Non-Registration

Upon the occurrence of a Non-Registration Event, the Issuer shall redeem on the Non-Registration Event Redemption Date all, and not some only, of the Notes at 100 per cent. of their principal amount together with accrued and unpaid interest up to, but excluding, the Non-Registration Event Redemption Date.

In this Condition 6(f):

(i)	A “Non-Registration Event” occurs when the Release Condition has not been satisfied on the Registration Deadline.

(ii)	“Non-Registration Event Redemption Date” means five business days after the Registration Deadline.

(iii)	“Registration Business Day” means a day, other than a Saturday, Sunday or a public holiday, on which the SAFE branch in Beijing is open for business.

(iv)	“Registration Deadline” means the day falling 120 Registration Business Days after the Issue Date.

(v)	“Release Condition” means the receipt by the Trustee of:

(A)	a certificate in substantially the form set out in the Trust Deed of a director or duly authorised officer of the Company confirming (A) the completion of the Cross-border Security Registration and (B) no Event of Default has occurred and is outstanding; and

(B)	a certified true copy of the relevant SAFE registration certificate and the particulars of registration.

(g) Purchase

The Company, the Issuer and the Company’s Subsidiaries may at any time purchase Notes in the open market or otherwise at any price. The Notes so purchased, while held by or on behalf of the Company, the Issuer or any such Subsidiary, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Conditions 9, 12(a) and 13.

(h) Cancellation

All Certificates representing Notes purchased by or on behalf of the Issuer shall be surrendered for cancellation to the Registrar and, upon surrender thereof, all such Notes shall be cancelled forthwith. Any Certificates so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Notes shall be discharged.

(i) Physical Exchange

Within 5 calendar days following any Exchange Event other than caused by redemption of the Notes, the Issuer will be required to give written notice to holders describing the circumstances that constitute the Exchange Event.

A Noteholder may elect to exchange any holding of Notes upon the occurrence of an Exchange Event, by delivery of an Exchange Notice (as defined below) to the Registrar, at any time from (and including) 5 May 2018 to (and including) ): (a) in the case of the Exchange Event being triggered by redemption of the Notes, 2 business days prior to the Maturity Date; or (b) in any other case, the earlier of 2 business days prior to the Maturity Date and 30 calendar days following the date on which the Issuer first notified Noteholders of the relevant Exchange Event.

The Issuer shall redeem the holding of Notes subject to the relative Exchange Notice (as defined below) not in cash but instead through the transfer of the Secured Property to the Noteholders on a pro rata basis in accordance with this Condition 6(i).

If the Convertible Preference Shares have not been converted in accordance with their terms, the Secured Property deliverable in respect of each Note the subject of an Exchange Notice will be the number of Convertible Preference Shares having equal to the principal amount of the Note(in respect of each Note which is the subject of an Exchange Notice in such circumstances, the “Entitlement”). By way of example a Note with a principal amount of US$200,000 will be exchangeable for 200,000 Convertible Preference Shares.

If the Convertible Preference Shares have already been converted into ordinary shares of the Convertible Preference Shares Issuer then the Secured Property deliverable in respect of each Note the subject of an Exchange Notice shall be such number of ordinary shares as were delivered to the Issuer on such conversion and equating to the principal amount of the holding of Notes subject to the relevant Exchange Notice (in respect of each holding of Notes which are the subject of an Exchange Notice in such circumstances, the “Entitlement”). By way of example a Note with a principal amount of US$200,000 will be exchangeable for the number of ordinary shares into which 200,000 Convertible Preference Shares were converted.

The Entitlement shall be transferred to Noteholders on the date (the “Entitlement Settlement Date”) selected by the Issuer within five business days following the Exchange Event. Transfer of the Entitlement of a Noteholder to such Noteholder shall operate to redeem such Noteholder’s Notes in full. No interest shall be payable on the Notes in respect of the period from and including the immediately preceding Interest Payment Date to but excluding the Exchange Settlement Date.

In order to obtain delivery of the Entitlement (a) all expenses, taxes and charges incurred (or to be incurred) by or on behalf of the Issuer in connection with the delivery of the Entitlement must be paid by the relevant Noteholder to the Issuer, and (b) the relevant Noteholder must notify the Issuer of such details as are notified by the Issuer to the Noteholders for the delivery of the Entitlement (if any) which may include account details and/or the name and address of any person(s) into whose name evidence of the Entitlement is to be registered and/or any bank or agent to whom documents evidencing the Entitlement are to be delivered, by completing, executing and depositing at such Noteholder’s expense during normal business hours of any business day at the registered office of the Registrar, a notice of exchange (an “Exchange Notice”) in the form (for the time being current) obtainable from the registered office of the Issuer, together with the relevant Note Certificate (and any certificates and other documents as may be required by law).

If pursuant to the terms of the Convertible Preference Shares the Issuer is notified by the Convertible Preference Share Issuer that a date has been determined on which the ordinary shares of the Convertible Preference Shares Issuer are listed on a Recognised Stock Exchange pursuant to an IPO it will notify the Noteholders promptly. If pursuant to the terms of the Convertible Preference Shares the Issuer is notified by the Convertible Preference Share Issuer that the price at which the ordinary shares of the Convertible Preference Shares Issuer are issued or sold (exclusive of any applicable duty, brokerage or other fees or levies) when such shares are listed on a Recognised Stock Exchange pursuant to an IPO has been determined it will notify the Noteholders promptly.

In the case of Convertible Preference Shares or ordinary shares of the Preference Share Issuer comprising part of the Entitlement:

(i)	which have been deposited with and are being settled though a Clearing System, subject as provided below in the case of a Settlement Disruption Event, the Issuer will procure the delivery of such assets through a Clearing System no later than the Entitlement Settlement Date or, if such Entitlement Settlement Date is not a Clearing System Business Day, the next following Clearing System Business Day; and

(ii)	which are not deposited with or settled through any Clearing System, the Issuer will ensure the delivery of such assets in any commercially reasonable manner (acting in good faith and in a commercially reasonable manner), no later than the Entitlement Settlement Date.

The Issuer shall determine, in its sole and absolute discretion, whether or not at any time a Settlement Disruption Event has occurred and where it determines such an event has occurred which has so prevented delivery of the assets comprising part of the Entitlement which have been deposited with a Clearing System on the original day that, but for such Settlement Disruption Event, would have been the Entitlement Settlement Date, then the Entitlement Settlement Date with respect to such assets will be the first succeeding day on which delivery of such assets comprising the

Entitlement can take place through the relevant Clearing System unless a Settlement Disruption Event prevents settlement on each of the eight Clearing System Business Days immediately following the original date that, but for the Settlement Disruption Event, would have been part of the Entitlement Settlement Date. In that case, (a) if the assets comprising the Entitlement which have been deposited with a Clearing System can be delivered in any other commercially reasonable manner (as determined by the Issuer in its sole and absolute discretion), then the Entitlement Settlement Date with respect to such assets will be the first day on which physical delivery of such assets can be effected through the use of such other commercially reasonable manner, if transfer of such assets comprising the Entitlement is executed on that eighth Clearing System Business Day (which other manner of delivery will be deemed the relevant Clearing System for the purposes of delivery of the assets comprising part of the Entitlement) or (b) if such assets comprising the Entitlement cannot be delivered in any other commercially reasonable manner (as determined by the Issuer in its sole and absolute discretion), then the Entitlement Settlement Date with respect to such assets will be postponed until delivery can be effected through the relevant Clearing System or in any other commercially reasonable manner. The Issuer shall notify Noteholders, the Trustee and the Registrar of the occurrence of a Settlement Disruption Event and any replacement Entitlement Settlement Date(s) as soon as practicable following the occurrence of such Settlement Disruption Event.

Where used in these Conditions:

“Clearing System” means Euroclear Bank SA/NV or Clearstream Banking S.A.

“Clearing System Business Day” means any day on which such Clearing System is (or, but for the occurrence of a Settlement Disruption Event, would have been) open for the acceptance and execution of settlement instructions.

“Exchange Event” means the earlier of (a) the Maturity Date, (b) the date on which trading in ordinary shares of the Preference Share Issuer begins on an unconditional basis following the first admission to trading and listing of such ordinary shares on any Recognised Stock Exchange; (c) a Permitted Sale; or (d) any other event pursuant to the terms of the articles of association of the Preference Share Issuer which gives rise to the right of the Issuer as the holder of a Preference Share to convert that Preference Share into ordinary shares of the Preference Share Issuer.

“Permitted Sale” means a sale of shares of the Convertible Preference Shares Issuer pursuant to article 64 (Right of Co-Sale) of the articles of association of the Convertible Preference Shares Issuer.

“Recognised Stock Exchange” means the Hong Kong Stock Exchange or any other internationally recognised securities exchange.

“Settlement Disruption Event”, in relation to assets comprising part of the Entitlement which have been deposited with a Clearing System, means an event which the Issuer determines to be beyond the control of the Issuer and to be an event as a result of which the relevant Clearing System cannot clear the transfer of such relevant assets.

(j) Release of Secured Property following redemption, purchase or exchange

Following:

(i)	any redemption of all of the Notes in accordance with Condition 6(a), 6(b), 6(c), 6(d) or 6(f), all Secured Property shall be released and the Issuer will hold the CPS Secured Property in its name and for its benefit;

(ii)	any redemption of some of the Notes in accordance with Condition 6(c), an amount of the CPS Secured Property will be released proportionate to the decrease in aggregate principal amount of Notes resulting from such redemption;

(iii)	a purchase of all of the Notes in accordance with Condition 6(e) or Condition 6(g), all Secured Property shall be released and the Issuer will hold the CPS Secured Property in its name and for its benefit;

(iv)	a purchase of some of the Notes in accordance with Condition 6(e) or Condition 6(g), an amount of the CPS Secured Property will be released proportionate to the decrease in aggregate principal amount of Notes resulting from such purchase and cancellation; and

(v)	an exchange of Notes in accordance with Condition 6(i), the Convertible Preference Shares delivered to Noteholders on such exchange will no longer be considered as part of the Secured Property.

7.	PAYMENTS

(a) Method of Payment

(i)	Payments of principal and premium (if any) shall be made (subject to surrender of the relevant Certificates at the specified office of any Paying Agent or of the Registrar if no further payment falls to be made in respect of the Notes represented by such Certificates) in the manner provided in Condition 7(a)(ii).

(ii)	Interest on each Note shall be paid to the person shown on the Register at the close of business on the fifth business day before the due date for payment thereof (the “Record Date”). Payments of interest on each Note shall be made in US dollars by cheque drawn on a bank and mailed (at the expense of the Issuer) to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in US dollars maintained by the payee with a bank that processes payments in US dollars. In this Condition 7(a)(ii), “business day” means a day, other than a Saturday, a Sunday or a public holiday, on which the Registrar is open for business in the place of its specified office.

(iii)	If the amount of principal being paid upon surrender of the relevant Certificate is less than the outstanding principal amount of such Certificate, the Registrar will annotate the Register with the amount of principal so paid and will (if so requested in writing by the Issuer or a Noteholder) issue a new Certificate with a principal amount equal to the remaining unpaid outstanding principal amount. If the amount of interest being paid is less than the amount then due, the Registrar will annotate the Register with the amount of interest so paid.

(b) Payments subject to Fiscal Laws

Payments in respect of principal and interest on the Notes are subject in all cases to (i) any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 8) any law implementing an intergovernmental approach thereto.

No commission or expenses shall be charged to the Noteholders in respect of such payments.

(c) Payment Initiation

Where payment is to be made by transfer to an account in US dollars, payment instructions (for value the due date or, if that is not a Payment Business Day, for value the first following day which is a Payment Business Day) will be initiated, and, where payment is to be made by cheque, the cheque will be mailed (at the expense of the Issuer), on the due date or, if that is not a Payment Business Day, on the first following day which is a Payment Business Day or, in the case of payments of principal where the relevant Certificate has not been surrendered at the specified office of any Paying Agent or of the Registrar, on a day on which the Principal Paying Agent is open for business and on which the relevant Certificate is surrendered.

(d) Agents

The Principal Paying Agent, the Registrar and the Transfer Agent initially appointed by the Issuer and their respective specified offices are listed below. The Principal Paying Agent, the Registrar and the Transfer Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder. The Issuer reserves the right at any time with the prior written approval of the Trustee to vary or terminate the appointment of the Principal Paying Agent, the Registrar, any Transfer Agent or any of the other Agents and to appoint additional or other Agents, provided that the Issuer shall at all times maintain (i) a Principal Paying Agent, (ii) a Registrar and (iii) a Transfer Agent.

Notice of any such termination or appointment or any change of any specified office shall promptly be given by the Issuer to the Noteholders.

(e) Delay in Payment

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due on a Note if the due date is not a Payment Business Day, if the Noteholder is late in surrendering or cannot surrender its Certificate (if required to do so) or if a cheque mailed in accordance with Condition 7(a)(ii) arrives after the due date for payment.

(f) Non-Payment Business Days

If any date for payment in respect of any Note is not a Payment Business Day, the holder shall not be entitled to payment until the next following Payment Business Day nor to any interest or other sum in respect of such postponed payment.

In this Condition 7, “Payment Business Day” means a day (other than a Saturday, a Sunday or a public holiday) on which banks and foreign exchange markets are open for general business (including dealing in foreign exchange and foreign currency deposits) in the Borough of Manhattan, The City of New York and, in the case of presentation of a Note Certificate, in the place in which the Note Certificate is included.

8.	TAXATION

All payments of principal, premium (if any) and interest by or on behalf of the Issuer in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Hong Kong or the PRC or any jurisdiction through which payments are made or any political subdivision or authority therein or thereof having power to tax (the “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.

Where such withholding or deduction is made by the Issuer by or within the PRC up to the rate applicable on 5 May 2018 (the “Applicable Rate”), the Issuer will increase the amounts paid by it to the extent required, so that the net amount received by Noteholders equals the amounts which would otherwise have been receivable by them had no such withholding or deduction been required.

In the event that any such PRC deduction or withholding in excess of the Applicable Rate or Hong Kong deduction or withholding is required, the Issuer shall pay such additional amounts (“Additional Tax Amounts”) as will result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Tax Amounts or additional amounts payable pursuant to the preceding paragraph (collectively, the “Additional Amounts”) shall be payable in respect of any Note:

(a)	held by or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of its or its beneficial owner having some connection with the Relevant Taxing Jurisdiction other than the mere holding of the Note; or

(b)	in respect of which the Certificate representing it is presented (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such Additional Amounts on surrendering the Certificate representing such Note for payment on the last day of such period of 30 days.

References in these Conditions to principal, premium and interest shall be deemed also to refer to any Additional Amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

“Relevant Date” in respect of any Note means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further surrender of the Certificate representing such Note being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such surrender.

Neither the Trustee nor the Agents shall be responsible for paying any tax, duty, charge, withholding or other payment referred to in this Condition 8 or for determining whether such amounts are payable or the amount thereof, and shall not be responsible or liable for any failure by the Issuer, the Noteholders or any other person to pay such tax, duty, charge, withholding or other payment.

9.	EVENTS OF DEFAULT

If an Event of Default (as defined below) occurs, the Trustee at its discretion may, and if so requested by holders of at least 25 per cent. of the aggregate principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution, shall (provided that the Trustee shall have been indemnified and/or secured and/or pre-funded to its satisfaction), give notice to the Issuer that the Notes are, and they shall immediately become, due and payable. Upon any such notice being given to the Issuer, the Notes shall immediately become due and payable at their principal amount together (if applicable) with accrued and unpaid interest.

An “Event of Default” occurs if:

(a)	Non-Payment: there has been a failure to pay the principal of (including a failure to redeem or purchase the Notes where required to do so by these Conditions) or interest on any of the Notes when due and, in the case of interest, such failure continues for a period of seven days; or

(b)	Breach of Other Obligations: the Issuer or the Company defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Trust Deed, the Deed of Guarantee, the Agency Agreement or any of the Security Documents and such default (i) is incapable of remedy or, (ii) being a default which is capable of remedy, remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer or the Company, as the case may be; or

(c)	Cross-Default:

(i)	any Indebtedness of the Issuer, the Company or any of the Company’s Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii)	any such Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described); or

(iii)	the Issuer, the Company or any of the Company’s Subsidiaries fails to pay when due any amount payable by it under any guarantee of any Indebtedness;

provided that the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any guarantee referred to in sub-paragraph (iii) above individually or in the aggregate exceeds US$100,000,000 (or its equivalent in any other currency or currencies); or

(d)	Unsatisfied Judgment: one or more judgment(s) or order(s) for the payment of an aggregate amount in excess of US$80,000,000 (or its equivalent in any other currency or currencies) is rendered against the Issuer, the Company or the Company’s Subsidiaries and continue(s) unsatisfied and unstayed for a period of 60 days after the date(s) thereof or, if later, the date therein specified for payment; or

(e)	Security Enforced: an encumbrancer takes possession or an administrative or other receiver or an administrator or other similar officer is appointed of the whole or any material part of the property, assets or revenues of the Issuer, the Company or any of the Company’s Material Subsidiary and such appointment is not discharged within 45 days; or

(f)	Insolvency: the Issuer or the Company or any of the Company’s Material Subsidiaries is (or is deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts as and when such debts fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any material part of the debts of the Issuer, the Company or any of the Company’s Material Subsidiaries; or

(g)

Winding-up: an order of any court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of the Issuer or the Company or any of the Company’s Material Subsidiaries, or the Issuer or the Company or any of the Company’s Material Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a solvent winding-up, dissolution, reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by an Extraordinary Resolution of the Noteholders, or (ii) in the case of any of the Company’s Material Subsidiaries (other than the Issuer), whereby the undertaking and assets of the Company’s Material Subsidiary are transferred to or otherwise vested in the Issuer or the Company (as the case may be) or another of the Company’s Subsidiaries; or

(h)	Nationalisation: any step is taken by any person with a view to the seizure, compulsory acquisition or expropriation of the assets of the Issuer, the Company or any of the Company’s Material Subsidiaries; provided that (other than in the case of the Secured Property) the value of the assets subject to the seizure, compulsory acquisition or expropriation, individually or in the aggregate, exceeds 50 per cent. of the Company’s consolidated total assets; or

(i)	Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer and the Company lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under the Notes, the Trust Deed, the Deed of Guarantee, the Agency Agreement and the Security Documents (other than with regard to the performance of and compliance with the obligations thereunder), (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Notes, the Trust Deed, the Deed of Guarantee and the Agency Agreement admissible in evidence in the courts of Hong Kong is not taken, fulfilled or done; or

(j)	Illegality: it is or will become unlawful for the Issuer or the Company to perform or comply with any one or more of their respective obligations under any of the Notes, the Trust Deed, the Deed of Guarantee, the Agency Agreement or a Security Document; or

(k)	Guarantee: the Guarantee of the Notes is not (or is claimed by the Company not to be) enforceable, valid or in full force and effect;

(l)	Security: a Security Document does not create the security it purports to create or becomes invalid or unenforceable (or is claimed by the Issuer or the Company not to be valid or enforceable); or

(m)	Analogous Events: any event occurs which under the laws of Hong Kong or the PRC has an analogous effect to any of the events referred to in any of Conditions 9(d) to 9(k) (both inclusive).

In this Condition 9, “Material Subsidiary” means the Convertible Preference Share Issuer and any Subsidiary of the Company:

(i)	as to which one or more of the following conditions is/are satisfied:

(A)	its revenue or (in the case of one of the Company’s Subsidiaries which has one or more Subsidiaries) consolidated revenue attributable to the Company is at least 5 per cent. of the Company’s consolidated revenue;

(B)	its net profit or (in the case of one of the Company’s Subsidiaries which has one or more Subsidiaries) consolidated net profit attributable to the Company (in each case before taxation and exceptional items) is at least 5 per cent. of the Company’s consolidated net profit (before taxation and exceptional items); or

(C)	its net assets or (in the case of one of the Company’s Subsidiaries which has one or more Subsidiaries) consolidated net assets attributable to the Company (in each case after deducting minority interests in Subsidiaries) are at least 5 per cent. of the Company’s consolidated net assets (after deducting minority interests in Subsidiaries), all as calculated by reference to the then latest available financial statements (consolidated or, as the case may be, unconsolidated) of the Company’s Subsidiary and the Company’s then latest consolidated financial statements, provided that: (1) in the case of a Subsidiary of the Company acquired after the end of the fiscal year to which the then latest relevant available financial statements relate, the reference to the then latest available financial statements for the purposes of the calculation above shall, until financial statements for the fiscal period in which the acquisition is made become available, be deemed to be a reference to the financial statements adjusted to consolidate the latest available financial statements of such Subsidiary in the financial statements; (2) if, in the case of a Subsidiary of the Company which itself has one or more Subsidiaries, no consolidated financial statements are prepared, its consolidated revenue, consolidated net profits and consolidated net assets shall be determined on the basis of pro forma consolidated financial statements of the relevant Subsidiary and its Subsidiaries prepared for this purpose and opined on by its auditors; or (3) if the financial statements of a Subsidiary of the Company (not being a Subsidiary referred to in (1) above) are not consolidated with those of the Company then the determination of whether or not the Subsidiary is a Material Subsidiary shall, if the Company requires, be based on a pro forma consolidation of its financial statements (consolidated, if appropriate) with the consolidated financial statements of the Company and its Subsidiaries; or

(ii)	to which is transferred all or substantially all of the assets of the Company’s Subsidiary which immediately prior to the transfer was a Material Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Material Subsidiary (but without prejudice to paragraph (i) above) and the Company’s Subsidiary to which the assets are so transferred shall become a Material Subsidiary.

A certificate signed by any director of the Company confirming that a Subsidiary is or is not, or was or was not, a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

The Trustee shall not be obliged to take any steps to ascertain whether an Event of Default has occurred or to monitor the occurrence and continuance of any Event of Default under this Condition 9, and shall not be liable to any Noteholder or any other person for not doing so.

10.	PRESCRIPTION

Claims against the Issuer for payment in respect of the Notes shall be prescribed and become void unless made within 10 years (in the case of principal or premium) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

11.	REPLACEMENT OF CERTIFICATES

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations or other relevant regulatory authority regulations, at the specified office of the Registrar or any Transfer Agent, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security, indemnity and otherwise as the Issuer, the Registrar or the relevant Transfer Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12.	MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER

(a)	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider any matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed, the Deed of Guarantee, the Agency Agreement or any Security Document. Such a meeting may be convened by the Issuer, the Company, the Trustee or Noteholders holding not less than 10 per cent. in aggregate principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing more than 50 per cent. in aggregate principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the principal amount of, or interest on, the Notes, (iii) to change the currency of payment of the Notes, (iv) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution or (v) to modify, release or terminate the Deed of Guarantee or any Security Document, in which case the necessary quorum will be one or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in aggregate principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that a resolution in writing signed by the holders of not less than 90 per cent. in aggregate principal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by one or more Noteholders.

(b)	Modification of the Conditions, the Trust Deed, the Agency Agreement and the Deed of Guarantee

The Trustee may (but shall not be obliged to) agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of the Trust Deed, the Agency Agreement, the Deed of Guarantee, the Put Option or any Security Document that is, in its opinion, of a formal, minor or technical nature or to correct a manifest error or to comply with any mandatory provision of law, and (ii) any other modification (except as mentioned in Condition 12(a) above), and any waiver or authorisation of any breach or proposed breach or any of the provisions of the Trust Deed, the Agency Agreement or the Deed of Guarantee that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and, unless the Trustee otherwise agrees, such modification, authorisation or waiver shall be notified by the Issuer, failing whom, the Company, to the Noteholders as soon as practicable. The Issuer shall notify as soon as possible the Rating Agency of any modification of any of these Conditions or any of the provisions of the Trust Deed, the Agency Agreement or the Deed of Guarantee.

(c)	Modification and exercise of rights of Convertible Preference Shares

Without prejudice to the individual rights of Noteholders to exercise their option to exchange their Notes for Convertible Preference Shares in accordance with these Conditions, the Issuer will not agree to:

(i)	alter or change the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of any Convertible Preference Shares; or

(ii)	agree to an amendment to the articles to the Preference Share Issuer that adversely affects the rights of any holder of a Convertible Preference Share; or

(iii)	except as specified in these Conditions, exercise any of the rights or powers reserved to the holders of Convertible Preference Shares,

without the consent of the Trustee or Noteholders in accordance with the Trust Deed.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions, rights, powers and/or discretions (including but not limited to those referred to in this Condition 12) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders, and the Trustee shall not be entitled to require on behalf of any Noteholder, nor shall any Noteholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

(e)	Directions from Noteholders

Notwithstanding anything to the contrary in these Conditions or the Trust Deed, whenever the Trustee is required or entitled by the terms of these Conditions, the Trust Deed or the Agency Agreement to exercise any discretion or power, take any action, make any decision or give any direction or certification, the Trustee is entitled, prior to exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction or certification, to seek directions from the Noteholders by way of an Extraordinary Resolution and shall have been indemnified and/or secured and/or prefunded to its satisfaction against all action, proceedings, claims and demands to which it may be or become liable and all costs, charges, damages, expenses (including legal expenses) and liabilities which may be incurred by it in connection therewith, and the Trustee is not responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such direction or certification where the Trustee is seeking such directions.

13.	ENFORCEMENT

The Trustee may, at its discretion and without further notice (i) at any time take or institute such steps, actions or proceedings against the Issuer or the Company as it may think fit to enforce the terms of the Trust Deed, the Deed of Guarantee, the Agency Agreement and the Notes and (ii) at any time after the Notes have become due and repayable (but only after 5 May 2018 ) enforce the security in respect of the Secured Property created pursuant to the Security Documents. The Trustee need not take any such steps, actions or need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least 25 per cent. in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction. No Noteholder may proceed directly against the Issuer or the Company unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

14.	INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer, the Company and any entity related (directly or indirectly) to the Issuer without accounting for any profit.

The Trustee may rely without liability to Noteholders on a report, confirmation or certificate or any advice of any lawyers, accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Company, the Trustee and the Noteholders.

The Trustee has no responsibility for delivery of the Entitlement to Noteholders nor for the validity or value of the Entitlement.

The Trustee shall not be responsible for loss, diminution in value or theft of all or part of the Entitlement.

15.	CURRENCY INDEMNITY

The US dollar is the sole currency of account and payment for all sums payable by the Issuer and the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than the US dollar (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or the Company or otherwise) by any Noteholder in respect of any sum expressed to be due to it from the Issuer or the Company shall only constitute a discharge to the Issuer or the Company, as applicable, to the extent of the US dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that US dollar amount is less than the US dollar amount expressed to be due to the recipient under any Note, the Issuer and the Company shall indemnify it against any loss sustained by it as a result. In any event, the Issuer and the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it will be sufficient for the Noteholder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer’s and the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

16.	NOTICES

(a)	Notices to Noteholders

Notices to the holders of Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing.

(b)	Notices to the Issuer

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note Certificate, with the Registrar.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy which exists or is available apart from such Act.

18.	GOVERNING LAW AND JURISDICTION

(a)	Governing Law

The Trust Deed, the Notes, the Deed of Guarantee and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction

The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes that may arise out of or in connection with the Notes and accordingly any legal action or proceedings arising out of or in connection with any Notes (“Proceedings”) may be brought in such courts. Pursuant to the Trust Deed, each of the Issuer and the Company has irrevocably submitted to the jurisdiction of such courts.

(c)	Agent for Service of Process

Pursuant to the Trust Deed, the Company has irrevocably appointed the Issuer to receive service of process in any Proceedings in Hong Kong based on any of the Notes.

(d)	Waiver of Immunity

To the extent that each of the Issuer and the Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), each of the Issuer and the Company agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

Schedule 3

Provisions for Meetings of Noteholders

Interpretation

1.	In this Schedule:

1.1	references to a meeting are to a meeting of Noteholders and include, unless the context otherwise requires, any adjournment;

1.2	“agent” means a proxy or a representative;

1.3	“Electronic Consent” has the meaning set out in paragraph 21;

1.4	“Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent;

1.5	“Written Resolution” means a resolution in writing signed by the holders of not less than 90 per cent. in nominal amount of the Notes outstanding; and

1.6	references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Notes for the time being outstanding.

Appointment of Proxy or Representative

2.	A proxy or representative may be appointed in the following circumstances:

2.1	A holder of Notes may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

2.2	Any holder of Notes which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

2.3	If the holder of a Note is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Noteholders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar not later than 48 hours before the time fixed for any meeting, appoint the Principal Paying Agent or any employee of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders. All references to “proxy” or “proxies” in this Schedule other than in this sub-paragraph 2.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”.

2.4	For so long as the Notes are eligible for settlement through an Alternative Clearing System’s book- entry settlement system and the rules or procedures of such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

2.5	Any proxy appointed pursuant to sub-paragraph 2.1 or sub-paragraph 2.3 above or representative appointed pursuant to sub-paragraph 2.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder or owner, respectively.

Powers of Meetings

3.	The Noteholders shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

3.1	to sanction any proposal by the Issuer, the Company or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer or the Company, whether or not those rights arise under this Trust Deed;

3.2	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, Notes or other obligations or securities of the Issuer, the Company or any other entity;

3.3	to assent to any modification of this Trust Deed, the Agency Agreement or the Notes proposed by the Issuer, the Company or the Trustee;

3.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

3.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

3.6	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

3.7	to approve a proposed new Trustee and to remove a Trustee; and

3.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes,

provided that the special quorum provisions in paragraph 10 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 3.2 or for the purpose of making a modification to this Trust Deed or the Notes which would have the effect of:

(i)	modifying the maturity date of the Notes or the dates on which interest is payable on them; or

(ii)	reducing or cancelling the principal amount of, or interest on, the Notes; or

(iii)	changing the currency of payment of the Notes; or

(iv)	modifying the provisions in this Schedule concerning the quorum required at any meeting or the majority required to pass an Extraordinary Resolution;

(v)	modifying, releasing or terminating the Deed of Guarantee or any Security Document;

(vi)	amending this proviso;

Convening a Meeting

4.	The Issuer, the Company, the Trustee or Noteholders holding not less than 10 per cent. in aggregate principal amount of the Notes for the time being outstanding may convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

5.	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives and the details of the time limits applicable.

Chairman

6.	The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes from the time fixed for the meeting, the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

7.	The chairman may, but need not, be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

8.	The following may attend and speak at a meeting:

8.1	Noteholders and agents;

8.2	the chairman; and

8.3	the Issuer, the Company and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

Quorum and Adjournment

9.	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

10.	One or more Noteholders or agents present in person shall be a quorum:

10.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent; and

10.2	in any other case, only if they represent the proportion of the Notes shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

To pass a special quorum resolution	Not less than 75 per cent.	Not less than 25 per cent.

To pass any other Extraordinary Resolution	More than 50 per cent.	No minimum proportion

Any other purpose	Not less than 10 per cent.	No minimum proportion

11.	The chairman may, with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 9.

12.	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

13.	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons representing 2 per cent. of the Notes.

14.	Unless a poll is demanded, a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

15.	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

16.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

17.	On a show of hands, every person who is present in person and who produces a Note or is a proxy has one vote. On a poll, every such person has one vote for U.S.$1,000 in principal amount of Notes so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

18.	In case of equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

19.	An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

20.	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolution and Electronic Consent

21.	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.

For so long as the Notes are in the form of a Global Certificate registered in the name of any nominee for one or more of Euroclear, Clearstream or another clearing system, then, in respect of any resolution proposed by the Issuer, the Company or the Trustee:

(i)	where the terms of the proposed resolution have been notified to the Noteholders through the relevant clearing system(s), each of the Issuer, the Company and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer, the Company or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 90 per cent. in aggregate principal amount of the Notes outstanding (“Electronic Consent”). None of the Issuer, Company or the Trustee shall be liable or responsible to anyone for such reliance; and

(ii)	where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer, the Company and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer, the Company and/or the Trustee, as the case may be, by (a) accountholders in the clearing systems with entitlements to such Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, or written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear and Clearstream or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. None of the Issuer, the Company nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Noteholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

Trustee’s Power to Prescribe Regulations

22.	Subject to all other provisions in this Trust Deed, the Trustee may, without the consent of the Noteholders, prescribe such further, other or alternative regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

Schedule 4

Part A

Form of Certificate

Directors’ Certificate (Clause 6.8)

To:	The Hongkong and Shanghai Banking Corporation Limited

Level 30

HSBC Main Building

1 Queen’s Road Central Hong Kong

Attention: Corporate Trust and Loan Agency

[DATE]

Dear Sirs

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020 unconditionally and irrevocably guaranteed by the China National Chemical Corporation

This certificate is delivered to you in accordance with Clause 6.8 of the Trust Deed dated 5 May 2017 (the “Trust Deed”) and made between CNAC (HK) Synbridge Company Limited (the “Issuer”), China National Chemical Corporation (the “Company”) and The Hongkong and Shanghai Banking Corporation Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

I, on behalf of the Company, hereby certify that, to the best of my knowledge, information and belief (having made all reasonable enquiries):

(a)	as at [DATE][1] no Event of Default or Potential Event of Default under Condition 9 and no Exchange Event or Change of Control had occurred in respect of the Issuer or the Company and their respective Subsidiaries or (as the case may be) its Material Subsidiaries since the [the last Certification Date]/[date of the Trust Deed];[2] and

(b)	as at [DATE][3] being a date not more than five Business Days before the date of this certificate, each of the Issuer and the Company has complied in all respects with its obligations under the Trust Deed and the Notes.

This certificate is given without personal responsibility.

For and on behalf of

China National Chemical Corporation

Director

1.	being a date not more than five Business Days before the date of this certificate
2.	Insert the date of the Trust Deed if this is the first Director’s Certificate submitted to the Trustee; insert the last certificate date in all other cases
3.	being a date not more than five Business Days before the date of this certificate

Part B

Form of Certificate

Directors’ Certificate (Clause 6.14)

To:	The Hongkong and Shanghai Banking Corporation Limited

Level 30

HSBC Main Building

1 Queen’s Road Central Hong Kong

Attention: Corporate Trust and Loan Agency

[DATE]

Dear Sirs

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020 unconditionally and irrevocably guaranteed by the China National Chemical Corporation

This certificate is delivered to you in accordance with Clause 6.14 of the Trust Deed dated 5 May 2017 (the “Trust Deed”) and made between CNAC (HK) Synbridge Company Limited (the “Issuer”), China National Chemical Corporation (the “Company”) and The Hongkong and Shanghai Banking Corporation Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

I, on behalf of the Company, hereby certify that, to the best of my knowledge, information and belief (having made all reasonable enquiries) that the following are the Subsidiaries of the Company whose total amount of revenue, net profit or net assets (excluding intra-group items) represents 5 per cent. or more of the revenue, net profit or net assets of the Group calculated on a consolidated basis, as determined by reference to the latest audited consolidated financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.

•	[List of relevant Subsidiaries]

This certificate is given without personal responsibility. For and on behalf of

China National Chemical Corporation

Director

Schedule 5

Certificate Of NDRC Post-Issue Filing

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

(as trustee)

[●] 2017

Dear Sirs,

CNAC(HK) Synbridge Company Limited

(the “Issuer”)

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020

(the “Notes”)

Unconditionally and irrevocably guaranteed by

China National Chemical Corporation

I, the undersigned, being an authorised signatory of China National Chemical Corporation , refer to Condition 4(e) of terms and conditions of the Notes (the “Conditions”) as set forth in the trust deed dated 5 May 2017 relating to the Notes.

Expressions which are given defined meanings in the Conditions have the same meanings when used herein.

I hereby certify that the submission of the NDRC Post-issue Filing as described in Condition 4(e) of the terms and conditions of the Notes has been made.

I attach hereto a copy of the certificate issued by the NDRC in relation to the NDRC Post-issue Filing and any other documents evidencing submission for the NDRC Post-issue Filing.

For and on behalf of

China National Chemical Corporation

Authorised Signatory

Schedule 6

Notice Of NDRC Post-Issue Filing

NOTICE

CNAC(HK) Synbridge Company Limited

(the “Issuer”)

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020

(the “ Notes”)

Unconditionally and irrevocably guaranteed by

China National Chemical Corporation

ISIN: XS1608624166

Common Code: 160862416

NOTICE IS HEREBY GIVEN that, pursuant to Condition 4(e) of the terms and conditions of the Notes (the “Conditions”) as set forth in the trust deed dated 5 May 2017 between CNAC(HK) Synbridge Company Limited as issuer, China National Chemical Corporation as guarantor and The Hongkong and Shanghai Banking Corporation Limited as trustee in connection with the Notes, the Guarantor has completed the NDRC Post-issue Filing.

Capitalised terms used but not defined herein shall have the meanings given to such terms in the Conditions.

*	No representation is made as to the correctness of the ISIN or Common Code number either as printed on the Notes or as contained in this Notice and the Noteholder should rely only on the other identification numbers printed on the Notes.

Dated as of [●] 2017

Schedule 7

Certificate Of Cross-Border Security Registration

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

(as trustee)

[●] 2017

Dear Sirs,

CNAC(HK) Synbridge Company Limited

(the “Issuer”)

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020

(the “ Notes”)

Unconditionally and irrevocably guaranteed by China National Chemical Corporation

I, the undersigned, being an authorised signatory of China National Chemical Corporation , refer to Condition 4(b) of terms and conditions of the Notes (the “Conditions”) as set forth in the trust deed dated 5 May 2017 relating to the Notes.

Expressions which are given defined meanings in the Conditions have the same meanings when used herein.

I hereby certify (i) the completion of the Cross- border Security Registration as described in Condition 4(b) of the Conditions of the Notes and (ii) that no Event of Default has occurred and is continuing as at the date hereof.

I attach hereto a certified copy of the relevant Outbound Guarantee Registration Form and the particulars of registration.

For and on behalf of

China National Chemical Corporation

Authorised Signatory

Schedule 8

Notice Of Cross-Border Security Registration

CNAC(HK) Synbridge Company Limited

(the “Issuer”)

U.S.$2,000,000,000 5 per cent. Deferrable Guaranteed Notes due 2020

(the “ Notes”)

Unconditionally and irrevocably guaranteed by

China National Chemical Corporation

ISIN: XS1608624166

Common Code: 160862416

NOTICE IS HEREBY GIVEN that, pursuant to Condition 4(b) of the terms and conditions of the Notes (the “Conditions”) as set forth in the trust deed dated 5 May 2017 between CNAC(HK) Synbridge Company Limited as issuer, China National Chemical Corporation as guarantor and The Hongkong and Shanghai Banking Corporation Limited as trustee in connection with the Notes, the Guarantor has completed the Cross-Border Security Registration with SAFE.

Capitalised terms used but not defined herein shall have the meanings given to such terms in the Conditions.

*	No representation is made as to the correctness of the ISIN or Common Code number either as printed on the Notes or as contained in this Notice and the Noteholder should rely only on the other identification numbers printed on the Notes.

Dated as of [●] 2017

This Deed is delivered on the date stated at the beginning.

The Issuer

Executed as a deed for and on behalf of	) )
CNAC (HK) SYNBRIDGE COMPANY LIMITED	) ) ) ) )

By:	/s/ Xiaobao Lu
Title:	Director

The Guarantor

Executed as a deed for and on behalf of	) )
CHINA NATIONAL CHEMICAL CORPORATION	) ) ) ) ) )

By:	/s/ Authorised Signatory
Title:	Authorised Signatory

The Trustee

SIGNED SEALED and DELIVERED by	)
)
Lucille Kiang	)
Senior Transaction Manager	)
)
under the power of attorney dated 1 Jan 2017 and thereby executed by	) )
THE HONGKONG AND SHANGHAI	) /s/ Lucille Kiang
BANKING CORPORATION LIMITED	)
as its DEED in the presence of:	)

/s/ Andrew Lam

Name:	Andrew Lam
Address:	L30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong
Occupation:	Transaction Manager